                                                                   EXHIBIT 10(X)


                                LEASE AGREEMENT B

                           Dated as of April 11, 1996

                                     between

                               FLEET NATIONAL BANK

                                                    as Owner Trustee and Lessor,

                                       and

                               Raychem Corporation

                                                                      as Lessee.

                            ------------------------

                             Manufacturing Equipment

NOTE: THIS LEASE AGREEMENT B HAS BEEN ASSIGNED TO AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF FIRST SECURITY BANK OF UTAH AS INDENTURE TRUSTEE, UNDER AND TO THE EXTENT SET FORTH IN THE INDENTURE AND SECURITY AGREEMENT B DATED AS OF APRIL 11, 1996, BETWEEN LESSOR AND FIRST SECURITY BANK OF UTAH AS INDENTURE TRUSTEE, AS SUCH INDENTURE AND SECURITY AGREEMENT B MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS THEREOF. THIS LEASE AGREEMENT B HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. NO SECURITY INTEREST IN THE LESSOR'S RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE MAY BE PERFECTED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL COUNTERPART OF THIS LEASE AGREEMENT B CONTAINING THE RECEIPT THEREFOR EXECUTED BY FIRST SECURITY BANK OF UTAH ON THE SIGNATURE PAGE THEREOF.

                                TABLE OF CONTENTS

                                                                            PAGE

                                      -ii-

ARTICLE I  Definitions and Usage...........................................  -1-

ARTICLE II  Lease of Equipment.............................................  -1-

ARTICLE III  Rent..........................................................  -1-
         SECTION 3.01.  Basic Rent with Respect to Basic Term..............  -1-
         SECTION 3.02.  Supplemental Rent..................................  -2-
         SECTION 3.03.  Interim Term.......................................  -2-
         SECTION 3.04.  Method of Payment..................................  -3-
         SECTION 3.05.  Late Payment.......................................  -4-
         SECTION 3.06.  Net Lease; No Set-off, Counterclaims, etc..........  -4-

ARTICLE IV  Disclaimer of Warranties.......................................  -7-

ARTICLE V  Liens; Quiet Enjoyment..........................................  -8-
         SECTION 5.01.  Liens..............................................  -8-
         SECTION 5.02.  Quiet Enjoyment....................................  -8-
         SECTION 5.03.  Personal Property..................................  -8-
         SECTION 5.04.  Notice of Landlord Notices. .......................  -8-

ARTICLE VI  Operation; Maintenance.........................................  -9-
         SECTION 6.01.  Operation..........................................  -9-
         SECTION 6.02.  Maintenance........................................  -9-
         SECTION 6.03.  Replacement of Parts............................... -10-
         SECTION 6.04.  Relocation........................................  -11-
         SECTION 6.05.  Modification....................................... -11-
         SECTION 6.06.  Annual Listing of Production Units................. -12-

ARTICLE VII  Obsolescence or Surplus Termination........................... -13-
         SECTION 7.01.  Declaration of Obsolescence.  ..................... -13-
         SECTION 7.02.  Lessor Election to Retain Equipment................ -13-
         SECTION 7.03.  Qualifying Bids.................................... -14-
         SECTION 7.04.  Rescission by Lessee............................... -15-
         SECTION 7.05.  Sale............................................... -15-
         SECTION 7.06.  Payment by Lessee; Notice; Termination of Lease.... -16-
         SECTION 7.07.  Termination of Items  ............................. -17-

                               TABLE OF CONTENTS
                                  (continued)

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ARTICLE VIII  Return of Equipment; Storage........................................  -18-
         SECTION 8.01.  Return of Production Units................................  -18-
         SECTION 8.02.  Severable Modifications...................................  -18-
         SECTION 8.03.  Re-Lease of Equipment by Lessor...........................  -18-

ARTICLE IX  Event of Loss; Damage; Application of Payments;
                                          Substitution of Items...................  -19-

         SECTION 9.01.  Event of Loss.............................................  -19-
         SECTION 9.02.  Application of Payments Upon an Event of Loss.............  -21-
         SECTION 9.03.  Seizure, Requisition, Application of Payments Not
                        Relating to an Event of Loss..............................  -22-
         SECTION 9.04.  Applications During Lease Event of Default or
                        Material Lease Default....... ............................  -22-
         SECTION 9.05.  Substitution of Items.....................................  -23-
         SECTION 9.06.  Application of Article VI.................................  -27-

ARTICLE X         Environmental Matters...........................................  -27-

ARTICLE XI  Sublease and Assignment...............................................  -28-
         SECTION 11.01  Sublease..................................................  -28-
         SECTION 11.02  Assignment................................................  -29-

ARTICLE XII  Inspection and Marking...............................................  -30-
         SECTION 12.01.  Inspection...............................................  -30-
         SECTION 12.02.  Tagging..................................................  -30-

ARTICLE XIII  Lease Events of Default.............................................  -31-

ARTICLE XIV  Remedies.............................................................  -33-
         SECTION 14.01.  Effect of Lease Event of Default........................   -33-
         SECTION 14.02.  Determinations of Fair Market Value......................  -37-
         SECTION 14.03.  No Relief from Termination...............................  -37-
         SECTION 14.04.  Remedies Cumulative......................................  -38-
         SECTION 14.05.  Waiver of Lessee.........................................  -38-

ARTICLE XV  Right To Cure.........................................................  -38-

                               TABLE OF CONTENTS
                                  (continued)

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
ARTICLE XVI  Renewal Options...................................................  -39-
         SECTION 16.01.  Renewal Options.......................................  -39-
         SECTION 16.02.  Notice of Renewal.....................................  -40-
         SECTION 16.03.  Continuation of Lease Supplement......................  -40-

ARTICLE XVII  Purchase Options.................................................  -41-
         SECTION 17.01  Early Buyout Option....................................  -41-
         SECTION 17.02.  End of Term Purchase Option; Notice...................  -42-
         SECTION 17.03.  Owner Participant Becomes Competitor..................  -43-
         SECTION 17.04.  Purchase..............................................  -43-

ARTICLE XVIII  Further Assurances..............................................  -44-
         SECTION 18.01.  Further Action by Lessee..............................  -44-

ARTICLE XIX  Indenture Estate as Security for
                                 Lessor's Obligations to Loan Participants.....  -45-

ARTICLE XX  Insurance..........................................................  -46-
         SECTION 20.01.  Obligation to Insure..................................  -46-
         SECTION 20.03.  Adjustment of Claims; Payment.........................  -48-

ARTICLE XXI  Owner Trustee; Owner Participant..................................  -50-
         SECTION 21.01.  Successor Trustee; Co-trustee.........................  -50-
         SECTION 21.02.  Liabilities of Owner Participant......................  -50-

ARTICLE XXII  Miscellaneous....................................................  -51-
         SECTION 22.01.  Documentary Conventions...............................  -51-
         SECTION 22.02.  Revision of Lease Supplement..........................  -51-

                  LEASE AGREEMENT B dated as of April 11, 1996, between Fleet National Bank, not in its individual capacity but solely as Owner Trustee, as Lessor, and Raychem Corporation, a Delaware corporation, as Lessee.

                                    ARTICLE I

                              Definitions and Usage

                  Unless the context otherwise requires, terms used herein shall have the meanings assigned to them in Appendix A, which also contains rules as to usage.

                                   ARTICLE II

                               Lease of Equipment

                  Immediately upon execution and delivery of all the Operative Documents on the Closing Date, without necessity of any further act or evidence by either party hereto, each Item contained in each Production Unit listed on the Lease Supplement shall be deemed examined and accepted by the Lessee for all purposes and shall be deemed delivered and leased by the Lessor to the Lessee for the Interim Term and the Basic Term and, if the Lessee so elects pursuant to
Article XVI, the Renewal Term applicable to such Item.

                                   ARTICLE III

                                      Rent

                  SECTION 3.01. Basic Rent with Respect to Basic TermBasic Rent with Respect to Basic Term. (a) The Lessee shall pay to the Lessor an installment of Basic Rent on each Rent Payment Date during the Basic Term, subject to adjustment under Section 3.01(b) of this Lease and Article X of the Participation Agreement (which Article is incorporated by reference herein as if fully set forth herein), equal to the amount of Basic Rent specified for such Rent Payment Date in Schedule II to the Lease Supplement.

                  (b) So long as any Loan Certificates shall be outstanding during the Basic Term and bear interest at a floating rate, each installment of Basic Rent shall be increased or decreased, as the case may be, by the Rent Differential. For purposes hereof, "Rent Differential" shall mean, with respect to the Basic Rent payable under the

Lease Supplement as of any Rent Payment Date during the Basic Term, the difference between (i) the aggregate amount of interest due and payable on the Loan Certificates on the date on which the related payment of Basic Rent is payable and (ii) the aggregate amount of interest that would have been due and payable on such Loan Certificates on such Rent Payment Date if such Loan Certificates had borne interest at the Assumed Debt Rate. If, as of any Rent Payment Date, the amount determined under clause (i) of the immediately preceding sentence shall be greater than the amount determined under clause (ii) of such sentence, the amount of Basic Rent due on such Rent Payment Date shall be increased by the Rent Differential and, if the amount determined in accordance with such clause (ii) shall exceed the amount determined in accordance with such clause (i), the amount of Basic Rent due on such Rent Payment Date shall be decreased by the Rent Differential.

                  (c) Anything contained in this Lease or the Participation Agreement to the contrary notwithstanding, the aggregate amount of Basic Rent payable (or that would be payable if not funded by a payment from the Lessor pursuant to Section 3.03) on any Rent Payment Date with respect to all Items shall in no event be less than the regularly scheduled payments of principal and interest in respect of the Loan Certificates due and payable on such Rent Payment Date.

                  (d) The Lease Supplement will indicate whether and to what extent any installment of Basic Rent is payable in advance or in arrears.

                  (e) The Lessee shall pay, as Supplemental Rent, any Auxiliary Payment due on all Loan Certificates on the date on which such amount is due, as provided in such Loan Certificates.

                  SECTION 3.02. Supplemental Rent. The Lessee shall pay to the Lessor, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document, any and all Supplemental
Rent promptly as the same shall become due and payable, including any interest payable at the Overdue Rate as provided in Section 3.05.

                  SECTION 3.03.  Interim Term.

                  (a) Interim Rent. The Lessee shall pay for the Items subject to the Lease Supplement, as Interim Rent on the Basic Term Commencement Date, an amount equal to the excess, if any, of the interest payable on the Loan Certificates on such date over the amount of interest that would have been payable if such Loan Certificates had borne interest at the Assumed Debt Rate.

                  (b) Lessor Paid Amounts; Lessee Right to Pay on Failure of Lessor. The Lessor shall make any payments of interest required to be made on the Loan Certificates on the Basic Term Commencement Date to the extent not required to be made by the Lessee under Section 3.03(a). In the event that the Lessor shall not have paid to the Indenture Trustee the amount of interest it is required to pay on the Loan Certificates under the preceding sentence, the Lessee shall make a payment to the Indenture Trustee equal to such amount plus interest on such amount at the Overdue Rate if not paid on the date the same is due (all of such payments being the "Advance Amount"), on the Lessor's behalf.

                  (c) Right of Offset. If the Lessee pays any Advance Amount pursuant to the second sentence of Section 3.03(b), the Lessee shall be entitled to offsets (without duplication) for any outstanding Advance Amount (plus interest at the Advance Amount Rate on the outstanding portion of any Advance Amount from the date of the advance to the date on which the advance is fully offset) against any payments of Rent due from the Lessee to the Lessor or the Owner Participant (including, without limitation, Basic Rent, Stipulated Loss Value and Termination Value and all other amounts payable to the Lessor or the Owner Participant in connection with any termination of this Lease, but excluding Excepted Payments payable to the Indenture Trustee). Notwithstanding the preceding sentence, (i) in the case of any payment due from the Lessee that is distributable under the terms of the Indenture, the Lessee's right of offset shall be limited to an amount equal to the amount (if any) that would be distributable to the Owner Participant thereunder; (ii) no such offset or aggregate combined effect of separate offsets shall reduce the amount of any installment of Basic Rent, the Initial Portion of the EBO Price, Stipulated Loss Value or Termination Value as of any date payable under this Lease to an amount that would be in contravention of Section 3.01(c) or the definition of Stipulated Loss Value or Termination Value; and (iii) in the case of exercise of remedies by the Indenture Trustee against the Lessor by virtue of an Indenture Event of Default that is not (and is not the result of) a Lease Event of Default, the Lessee's right of offset set forth in this Section 3.03 shall continue against (x) the excess of the Basic Rent over the amount of scheduled principal, if any, and interest which is or would have been due under the Loan Certificates (had the Indenture Trustee not exercised remedies against the Lessor) and (y) other Rent due and payable directly to the Owner Participant.

                  SECTION 3.04. Method of Payment. All Rent payable to the Lessor at any time prior to termination of the Indenture shall be paid by the Lessee to the Indenture Trustee at the Indenture Trustee Office or such other place in the United States as the Indenture Trustee shall specify to the Lessee on at least five Business Days' notice; all Rent payable to the Lessor after receipt by the Lessee of notice from the Indenture Trustee stating that the Indenture has been terminated following full satisfaction of the Loan Certificates thereunder shall be paid to the Lessor at its office set forth in Schedule I to the Participation Agreement, or at such other place in the United States as the Lessor shall specify to the Lessee on at least five Business Days' notice; provided, however, that, in the case of Excepted Payments, payment shall be made to whomever shall be entitled thereto. Each payment of Rent shall be made by the Lessee in funds with immediate value prior to 10:00 a.m., Pacific time to the designated account, on the date when such payment shall be due.

                  SECTION 3.05. Late Payment. In the event any Rent shall not be paid on its due date to the Lessor, the Indenture Trustee or any Participant, the Lessee shall pay to the Lessor, the Indenture Trustee or such Participant, on demand, as Supplemental Rent, interest (to the extent permitted by Applicable
Law) on such overdue amount from the due date thereof to the date of payment thereof at the Overdue Rate.

                  SECTION 3.06. Net Lease; No Set-off, Counterclaims, etc.
THIS LEASE IS A NET LEASE (AND EXPENSES ASSOCIATED WITH THE MAINTENANCE, OPERATION, AND INSURANCE OF THE EQUIPMENT SHALL BE FOR THE ACCOUNT OF THE LESSEE, WHETHER OR NOT SO STATED HEREIN), AND, NOTWITHSTANDING ANY PROVISION
OF THIS LEASE OR OF ANY OTHER OPERATIVE DOCUMENT TO THE CONTRARY, THE
LESSEE'S OBLIGATION TO MAKE ALL PAYMENTS OF RENT AS AND WHEN THE SAME SHALL BECOME DUE AND PAYABLE IN ACCORDANCE WITH THE TERMS OF THIS LEASE AND ANY
OTHER OPERATIVE DOCUMENT SHALL BE ABSOLUTE AND UNCONDITIONAL AND SHALL
NOT BE SUBJECT TO ANY ABATEMENT OR DIMINUTION BY SET-OFF (EXCEPT FOR
OFFSETS REFERRED TO, AND ONLY TO THE EXTENT PROVIDED, IN SECTION 3.03), DEDUCTION, COUNTERCLAIM, RECOUPMENT, AGREEMENT, DEFENSE, SUSPENSION, DEFERMENT, INTERRUPTION OR OTHERWISE, AND, UNTIL SUCH TIME AS ALL RENT REQUIRED TO BE PAID UNDER THIS LEASE OR ANY OTHER OPERATIVE DOCUMENT SHALL HAVE BEEN PAID, THE LESSEE SHALL NOT HAVE ANY RIGHT TO TERMINATE THIS LEASE OR TO BE RELEASED, RELIEVED OR DISCHARGED FROM ITS OBLIGATION TO MAKE, AND SHALL NOT SUSPEND OR DISCONTINUE, ANY PAYMENT OF RENT FOR ANY REASON WHATSOEVER (EXCEPT AS MAY BE EXPRESSLY PROVIDED HEREIN), including, without limitation:

                  (a) any default, misrepresentation, negligence, misconduct or other action or inaction of any kind by the Lessor, the Indenture Trustee, any Participant, the Lessee, or any other Person, whether under or in connection with this Lease, any other Operative Document or any other agreement relating to this Lease or in connection with any unrelated transaction;

                  (b) the insolvency, bankruptcy, reorganization or cessation of existence, or discharge or forgiveness of indebtedness of, any entity or Person referred to in clause (a) above or any other Person;

                  (c) the invalidity, unenforceability or impossibility of performance of this Lease or any other agreement referred to in clause
         (a) above for any reason;

                  (d) any defect in the title, condition, design, operation or fitness for use of, or any Lien or other restriction of any kind upon, all or any part of any Item, any loss or destruction of, or damage to, any Item or any interruption in or cessation of the ownership, possession, operation or use of any thereof for any reason whatsoever;

                  (e) any restriction, prevention or curtailment of or interference with any Item or the use thereof or any part thereof for any reason whatsoever, including, without limitation, by any Governmental Authority;

                  (f) any Applicable Law now or hereafter in force;

                  (g) any failure to obtain any required governmental consent for a transfer of rights or title to the Lessor, the Lessee or any other Person;

                  (h) any amendment or other change of, or any assignment of any rights under, any Operative Document, or any waiver or other action or inaction under or in respect of any Operative Document, or any exercise or nonexercise of any right or remedy under or in respect of any Operative Document, including, without limitation, the exercise of any foreclosure or other remedy under the Indenture or this Lease or the sale of any Item or any portion thereof or interest therein; or

                  (i) any other cause or circumstance foreseen or unforeseen, whether similar or dissimilar to any of the foregoing.

The Lessee hereby waives and hereby agrees to waive at any future time at the request of the Lessor, to the extent now or then permitted by Applicable Law, any and all rights that the Lessee may have or that at any time hereafter may be conferred upon it, by statute, regulation or otherwise, to terminate, cancel, quit or surrender this Lease, except in accordance with the express terms hereof. If for any reason whatsoever this Lease shall be terminated (other than in accordance with the terms hereof) in whole or in part by operation of law or otherwise, the Lessee nonetheless agrees, to the extent permitted by Applicable Law, to pay to the Lessor (or, in the case of Supplemental

Rent, to whomsoever shall be entitled thereto as provided herein or in the applicable Operative Document) an amount equal to each Rent payment at the time and in the manner such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Each payment of Rent shall be final and the Lessee agrees not to seek to recover all or any part of any such payment (except for amounts that the Lessor, the Indenture Trustee or a Participant, as the case may be, in good faith agrees have been paid in error) from the Lessor, the Indenture Trustee or any Participant for any reason under any circumstance whatsoever; provided, however, that nothing contained in this Section 3.06 shall prevent the Lessee from bringing an action for damages suffered by the Lessee as a result of the breach by any Person of any obligation of such Person in any Operative Document or for equitable relief to obtain compliance with any such obligation.

                                   ARTICLE IV

                            Disclaimer of Warranties

                  SECTION 4.01. Disclaimer of Warranties. AS BETWEEN THE LESSOR AND THE LESSEE, DELIVERY OF EACH ITEM PURSUANT TO ARTICLE II SHALL BE CONCLUSIVE PROOF OF ACCEPTANCE BY THE LESSEE OF SUCH ITEM AS BEING IN COMPLIANCE WITH ALL REQUIREMENTS OF THIS LEASE, AND THE LESSOR LEASES AND THE LESSEE TAKES EACH ITEM AND EACH COMPONENT PART THEREOF "AS IS", AND THE LESSEE ACKNOWLEDGES THAT NEITHER THE LESSOR NOR ANY PARTICIPANT NOR THE INDENTURE TRUSTEE HAS MADE, NOR SHALL BE DEEMED TO HAVE MADE, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, MERCHANTABILITY, DESIGN, QUALITY, DURABILITY, OPERATION OR FITNESS FOR USE OR PURPOSE OF SUCH ITEM OR ANY COMPONENT PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY ITEM OR ANY COMPONENT PART THEREOF OR OTHERWISE, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE, AS BETWEEN THE LESSOR AND THE LESSEE, BY THE LESSEE IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY ITEM OR ANY COMPONENT PART THEREOF, OF ANY NATURE WHETHER PATENT OR LATENT, AND THAT NEITHER THE LESSOR NOR ANY PARTICIPANT NOR THE INDENTURE TRUSTEE SHALL HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO, except that the Lessor, in its individual capacity, hereby represents, warrants and covenants that on the Closing Date the Items shall be free of Lessor Liens Attributable To it in its individual capacity. The provisions of this Article IV have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any other warranties by the Lessor, any Participant or the Indenture Trustee, express or implied, with respect to any Item or any component part thereof, whether arising pursuant to the Uniform Commercial Code or any other law now or hereafter in effect or otherwise. Nothing contained in this Article IV shall in any way diminish or otherwise affect any right the Lessee may have with respect to any Item against any third Person. Neither the Lessor nor any Participant nor the Indenture Trustee shall at any time be required to inspect any Item or any component part thereof, nor shall any inspection by the Lessor, any Participant or the Indenture Trustee be deemed to affect or modify the provisions of this Article IV.

                                    ARTICLE V

                             Liens; Quiet Enjoyment

                  SECTION 5.01. Liens. The Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any Item, or title thereto or any interest therein, except Permitted Liens. The Lessee will promptly, at its own expense, take such action as may be necessary duly to discharge any Lien other than Permitted Liens. The Lessee's obligations under this Section 5.01 with respect to any Lien on any Item resulting from a claim arising prior to the termination of this Lease (other than pursuant to Article XVII) with respect to such Item shall survive such termination.

                  SECTION 5.02. Quiet Enjoyment. Notwithstanding any other provision of this Lease, so long as no Lease Event of Default shall have occurred and be continuing, as between the Lessee and the Lessor, the Lessee shall have the exclusive rights to possession and control of all the Items in all Production Units and neither the Lessor nor any Person acting or claiming through the Lessor will take any action that shall interfere with the peaceful and quiet enjoyment of the use or nonuse of any Item by the Lessee, and the Lessee shall have the right to use or not use such Item in its sole discretion. The foregoing is not intended to limit the inspection rights and the rights in connection with a return of the Items granted by the Lessee hereunder.

                  SECTION 5.03. Personal Property. The Lessee and the Lessor agree for the purposes of the Transaction that the Items, the Production Units, and every part thereof are and shall be considered as and shall remain personal and not real property or fixtures to all Persons and for all purposes. The Lessee and the Lessor agree that the Equipment, every Production Unit, every Item, and every part thereof are severed and shall be and shall remain severed from any real property and are readily movable, and, even if physically attached to such property, it is the intention of the Lessee and the Lessor that the Equipment, every Production Unit, every Item and every part thereof (i) shall retain the character of personal property, (ii) shall be removable, (iii) shall be treated as personal property with respect to the rights of all Persons whomsoever, (iv) shall not become part of any real property, and (v) by virtue of its nature as personal property, shall not be affected in any way by any instrument dealing with any real property.

                  SECTION 5.04. Notice of Landlord Notices. The Lessee shall immediately notify the Lessor if it receives any notice of default under any lease of any premises on which any Item is located.Notice of Landlord Notices. The Lessee shall immediately notify the Lessor if it receives any notice of default under any lease of any premises on which any Item is located.

                                   ARTICLE VI

                             Operation; Maintenance

                  SECTION 6.01. Operation. The Lessee shall not use any Item or authorize any third party to use any Item in either case:

                  (i) in breach of any Applicable Law (other than an Applicable Law as to which noncompliance would not adversely affect the business, operations or properties of the Lessee and so long as such noncompliance shall not involve any material risk of the sale, forfeiture or loss of such Item, any risk of the imposition of any criminal liability on the Lessor or any material risk of the imposition of any other liability not indemnified against by the Lessee pursuant to Section 6.01 of the Participation Agreement), or

                  (ii) in violation of any authorization relating to such Item or to the Lessee issued by any Governmental Authority having jurisdiction over such Item (other than any provision thereof as to which noncompliance would not adversely affect the business, operations or properties of the Lessee and so long as such noncompliance shall not involve any material danger of the sale, forfeiture or loss of such Item, any risk of the imposition of any criminal liability on the Lessor or any material risk of the imposition of any other liability not indemnified against by the Lessee pursuant to Section 6.01 of the Participation Agreement), unless, in either case, the validity thereof is being contested in good faith and by appropriate proceedings (but only so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of such Item, any risk of the imposition of any criminal liability on the Lessor, or any material risk of the imposition of any other liability not indemnified against by the Lessee pursuant to Section 6.01 of the Participation Agreement and do not extend beyond the end of the Basic Term or, if any Lease Default has occurred and is continuing at the time at which such proceedings are initiated, the earlier termination of the Lease).

                  SECTION 6.02. Maintenance. The Lessee at its own expense shall at all times during the Term applicable to each Item maintain each Production Unit and every Item contained therein so as to keep such Production Unit and such Items (i) in as good condition as when originally delivered under the Headlease, consistent with ordinary wear and tear, but in all events in good operating order for its age, (ii) in compliance with manufacturers' warranties, insurance requirements, prevailing industry standards, and otherwise in a prudent manner, and (iii) in all events, in accordance with practices followed from time to time by the Lessee in the operation and maintenance of similar kinds of properties owned or leased by it. Each Production Unit and every Item shall be, moreover, maintained and preserved by the Lessee in compliance with any requirement of Applicable Law, and the Lessee will (at its expense) provide all maintenance and service and make all repairs necessary for such purpose. The Lessor shall not be obliged in any way to maintain, alter, repair, rebuild or replace any Item. In case of any damage to, loss, condemnation, confiscation, theft or seizure of, or requisition of title to or use of, any Item, that does not constitute an Event of Loss with respect to the Production Unit containing such Item, whether or not any insurance proceeds on account of such damage, loss, condemnation, confiscation, theft, seizure or requisition shall be sufficient for the purpose, the Lessee shall at its own expense promptly commence and complete the repair or replacement of such Item (and, in the case of a total loss or nonmaterial damage other than normal wear and tear, complete such repair or replacement before the end of the Term applicable to such Item or any earlier termination) such that the Item is returned as nearly as possible to its condition and character immediately prior to such damage, loss, condemnation, confiscation, theft, seizure or requisition (assuming such Item was then in the condition required to be maintained by the terms of this Lease), with such alterations and additions as may be made at the Lessee's election pursuant to and subject to the conditions of Section 6.05; provided, however, for the avoidance of doubt, that the Lessee may, in lieu of repairing any Item subject to this Lease which becomes damaged or in need of repairs, substitute for such Item another item of equipment in compliance with
Section 9.05, or, if the conditions of Section 7.07 are met, terminate this Lease with respect to such Item pursuant to that Section.

                  SECTION 6.03. Replacement of Parts. If any parts that were originally incorporated or installed in or attached to any Item at the time of delivery thereof hereunder, or any parts thereafter incorporated or installed in or attached to such Item in replacement of or substitution for such original parts, shall become worn out, lost, stolen, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, the Lessee, at its own expense, shall promptly replace such parts, or cause the same to be replaced, by replacement parts which are free of all Liens other than Permitted Liens and of such quality and in such manner that such Item shall be in as good an operating condition as, and have a value, remaining useful life and utility at least equal to the value, remaining useful life and utility of, such Item prior to such replacement of parts (assuming such Item was, at the time of such replacement of parts, in the condition and state of repair required by the terms hereof). All parts at any time removed from an Item shall remain subject to the Headlease and this Lease, no matter where located, until such time as such parts shall be replaced by parts which have been incorporated or installed in or attached to such Item and which meet the requirements for replacement parts specified above; provided, however, that parts that have been removed from Items and that have no value other than scrap value shall be released from this Lease and all other Operative Documents immediately upon their removal from the Item, and may be disposed of by the Lessee (at its expense) prior to the installation of the replacement part. Immediately upon a replacement part becoming incorporated or installed in or attached to such Item as above provided, without further act, (i) the replaced part shall cease being subject to the Headlease, this Lease, and all other Operative Documents, shall be free and clear of all rights of the Lessor, and shall no longer be part of an Item hereunder, and (ii) such replacement part shall become subject to the Headlease, this Lease, and all Operative Documents, including the Lien of the Indenture and the Lease Security Agreement, and shall be deemed part of such Item for all purposes to the same extent as the parts originally incorporated or installed in or attached to such Item. The Lessee may transfer parts or components from one Item to another within the same Production Unit in a manner consistent with its normal operating practices so long as such transfer does not change the identity of the Items involved or reduce the value or remaining useful life of such Production Unit.

                  SECTION 6.04.     Relocation.

                  (a) Within the United States. If no Lease Event of Default and no Lease Default pursuant to paragraph (a) or (b) of Article XIII shall have occurred and be continuing, the Lessee may, subject to Section 12.02(b), without the consent of the Lessor, relocate any Item during the Term to any facility operated by the Lessee or any Affiliate thereof in the United States of America; provided, however, that (i) if the relocation of the Item is to a place outside the county in which the Item was originally located, the Lessee shall, concurrently with the relocation, ensure that any filings necessary to protect the interests of the Lessor and the Indenture Trustee in the Item are timely made or corrected, (ii) if the Item is relocated to real property that is not owned by the Lessee, the Lessee shall obtain a waiver (substantially in the form of Exhibit 6.04) from the landlord of the real property of any rights with respect to the Item, and (iii) the Lessee shall, concurrently with the relocation, inform the Lessor, the Owner Participant and the Indenture Trustee in writing of any relocation. Notwithstanding the previous sentence, the Lessee may move any Item to another location within the same county to a facility owned by the Lessee or with respect to which a landlord waiver in the form of Exhibit
6.04 attached has been obtained at any time, with notice to the Lessor no later than February 15 of each year of all such relocations occurring in the immediately preceding calendar year.

                  (b) Outside the United States. The Lessee may relocate any Item to a place outside the United States of America (or to an area excluded from insurance coverage) only with the prior written consent of the Lessor and a majority in interest of the Loan Participants, in each case not to be unreasonably withheld.

                  SECTION 6.05. Modification. (a) Subject to its contest rights under Section 6.01, the Lessee shall, at its expense, make any Modification to any Item required by Applicable Law. The Lessee, at its expense, from time to time may make any Modification to any Item that the Lessee may deem desirable in the conduct of its business; provided, however, that the Lessee shall not have the right to make any such Modification that materially impairs such Item from being operated for the purposes for which it was built or diminishes the value, utility or remaining useful life of such Item.

                  (b) Immediately upon each Modification having been made:

                           (i) in the case of any Nonseverable Modification, the Modification shall, effective on the date such Modification shall have been incorporated into such Item, become subject to the Headlease, this Lease, and all other Operative Documents, including the Liens of the Indenture and the Lease Security Agreement; and

                           (ii) in the case of each Severable Modification, the Modification shall not become subject to the Headlease, this Lease, or any other Operative Document; provided, that Severable Modifications that remain at the end of the Term applicable to an Item modified (or remain as of any earlier termination of this Lease with respect to such
         Item) shall be subject to the provisions of Section 8.02.

Modifications that, pursuant to this Section 6.05(b), become subject to this Lease, shall, without further act, become subject to the Headlease and to all other Operative Documents, including the Lien of the Indenture and the Lease Security Agreement, and shall be deemed part of the applicable Item for all purposes. Modifications that do not become subject to this Lease pursuant to this Section 6.05(b) shall not be deemed a part of the applicable Item and shall not be subject to this Lease, the Headlease, the Lien of the Indenture or the Lease Security Agreement.

                  (c) Subject to compliance with Applicable Law and so long as no Material Lease Default shall have occurred and be continuing, the Lessee may remove, at its expense, any Severable Modification which has not become subject to this Lease pursuant to Section 6.05(b), provided, that, unless the Lessee shall have given notice of its election to Purchase such Item pursuant to
Article XVII, the Lessee, at its expense and prior to the end of the Term, shall repair any damage to such Item caused by such removal such that the Item is returned to the condition required hereunder.

                  SECTION 6.06. Annual Listing of Production UnitsAnnual Listing of Production Units. The Lessee shall provide to the Lessor, not later than February 15 of each year, a listing of (i) all Production Units subject to this Lease as of December 31 of the immediately preceding calendar year, (ii) the Items contained in each Production Unit on such December 31, and (iii) the Lessor's Cost of each such Item.

                                   ARTICLE VII

                       Obsolescence or Surplus Termination

                  SECTION 7.01. Declaration of Obsolescence. At any time on or after the earlier of (a) September 30, 1999, and (b) the approval by the Board of Directors of the Lessee of the sale to a person other than an Affiliate of the Lessee of any United States business unit of the Lessee containing a Production Unit or Production Units, the Lessee may, upon 90 days' prior written notice to the Lessor, declare any Production Unit or Production Units (or, in the case of clause (b), above, the Production Unit or Production Units to be sold) obsolete, operationally uneconomic, or surplus to its needs and, if no Event of Loss shall have occurred with respect to the Production Unit or Production Units, the Lessee shall be entitled to terminate this Lease with respect to such Production Unit or Production Units on: (x) in the case of a termination described in clause (a), any Termination Value Date occurring on or after such declaration, and (y) in the case of a termination described in clause
(b), any day after the 90th day after the giving of the notice specified by the Lessee in such notice (in either case, the "Termination Date").

                  SECTION 7.02. Lessor Election to Retain Equipment. In the case of a termination described in clause (a) of Section 7.01 (and which is not also described in clause (b) of such Section ), at any time within 30 days after notice from the Lessee of its election to terminate this Lease with respect to any Production Unit or Production Units, the Lessor may give the Lessee notice of its irrevocable election to retain any such Production Unit or Production Units under the Headlease. If the Lessor shall have elected to retain any Production Unit in accordance with the preceding sentence, on the Termination Date for such Production Unit (x) the Lessee shall pay to the Lessor any Accrued Rent due with respect to all Items then included in such Production Unit as of such Termination Date and other unpaid Supplemental Rent (including the Auxiliary Payments, if any) due on or prior to such Termination Date, but will not be required to pay Termination Value, and (y) the Lessor shall pay to the Indenture Trustee funds of the type required by the Indenture in an amount sufficient to pay in full the portion of the Applicable Principal Amount of the Loan Certificates that is Allocatable To the Items in such Production Unit together with accrued interest thereon, to such Termination Date, plus all other sums due and payable on such Termination Date to the Loan Participants by the Lessor under the Indenture, the Participation Agreement or such Loan Certificates. If the Lessor, the Indenture Trustee, or any Participant incurs any costs as a result of the prepayment of the Loan Certificates as provided in the preceding sentence, the Lessee shall pay such costs as Supplemental Rent. Subject to the receipt by the Indenture Trustee of the payment from the Lessor, on such Termination Date the Lessee shall deliver such Production Unit to the Lessor pursuant to the requirements of Article VIII, and, subject to the receipt by the Indenture Trustee of any associated Supplemental Rent from the Lessee, such Production Unit shall cease to be leased hereunder. If the Lessor shall fail to make the full amount of such payment to the Indenture Trustee, (i) the Lessee may make such payment, in which event, subject to the receipt by the Indenture Trustee of any associated Supplemental Rent, all liability of the Lessee to pay Rent for the Items in such Production Unit (including any Basic Rent due on such Termination Date) shall cease, the Term with respect to such Items shall cease, the Headlease with respect to such Items shall cease, and the Lessor must remove any Lessor Liens on the Items in such Production Unit and release such Items from the Lien of the Lease Security Agreement, and (ii) the Lessor shall thereafter no longer be entitled to exercise its election to retain any Production Unit; provided that if the Lessee does not make the payment contemplated by clause (i), this Lease shall continue in full force and effect, and the provisions of Sections 7.03, 7.04 and 7.05 shall apply as if the Lessor had not elected to retain the Production Unit.

                  SECTION 7.03.  Qualifying Bids.

                  (a) Solicitation of Bids. In the case of a termination described in clause (a) of Section 7.01 (and which is not also described in clause (b) of such Section ), during the period from the giving of such notice of termination for the relevant Production Unit or Production Units until ten days prior to the Termination Date and so long as the Lessor shall not have exercised its option pursuant to Section 7.02 to retain such Production Unit(s), the Lessee, as agent for the Lessor and at the Lessee's expense, shall use its best efforts to obtain the highest possible bids from Persons other than the Lessee or its Affiliates to purchase the Items in such Production Unit(s) (including Lessor's interest therein) on the Termination Date, and the Lessee shall, during such period, from time to time at the request of the Lessor, inform the Lessor of the results of its efforts and shall notify the Lessor in writing, at least ten days prior to the Termination Date, of the amount of each such bid that has theretofore been submitted and the name and address of the party submitting such bid.
Each such bid shall be a bona fide bid for payment in full in cash (such a bid is referred to herein as a "Qualifying Bid"). The Lessor shall have the right, directly or through agents or brokers, to solicit bids, but shall be under no duty to solicit bids or to inquire into the efforts of the Lessee to obtain bids.

                  (b) Election if No Bids Received. If neither the Lessor nor the Lessee shall have received any Qualifying Bid as to any one or more of such Production Units on or before the tenth day before the Termination Date, the Lessee may elect either (i) to continue this Lease as to such Production Units or (ii) to terminate this Lease on such Termination Date as to any such Production Units and pay the Lessor the amount specified in Section 7.06 with respect to such Production Units in exchange for a transfer from the Lessor to the Lessee of all of the Lessor's rights to such Production Unit under the Headlease and the release by Lessor of the Items included in such Production Unit from the Lien of the Lease Security Agreement.

                  SECTION 7.04. Rescission by Lessee. The Lessee may at any time prior to the date on which the Indenture Trustee has given notice of prepayment to the Loan Participants pursuant to Section 3.11 of the Indenture, and provided that the Lessor has not exercised its election to retain such Production Units, rescind its notice of termination as to any Production Unit or Production Units. The total number of such rescissions and elections to continue to Lease during the Basic Term for all Production Units shall not exceed two. The Lessee shall reimburse the Lessor, the Owner Participant, the Indenture Trustee and all Loan Participants for all reasonable expenses (including attorney's fees and expenses of the Owner Participant) incurred in connection with any such rescission of a notice of termination.

                  SECTION 7.05. Sale.

                  (a) Sale Pursuant to Qualifying Bid. If (i) the Lessor or the Lessee shall have received a Qualifying Bid on or prior to the tenth day before the Termination Date, and (ii) the Indenture Trustee (or, after the termination of the Indenture, the Lessor (or the Lessee)) shall have received from the bidder (which may be or include the Lessor or any Affiliate thereof) that shall have submitted the highest Qualifying Bid for such Production Unit or Production Units immediately available funds of the amount specified in such bid, the Lessor shall on the Termination Date, subject to the receipt of the amounts payable pursuant to Section 7.06 hereof, release all of its rights under the Headlease to the Production Unit or Production Units and shall remove, at the Lessor's expense, any Lessor Liens on the Items in the Production Unit or Production Units to which such bid relates; and the Lessee shall transfer all of its right, title, and interest of the Items comprising such Production Unit or Production Units to such bidder. Any funds received by the Lessee for the Equipment shall be immediately paid over to the Indenture Trustee (or, after the termination of the Indenture, the Lessor). The Lessee and Lessor shall execute and deliver such documents evidencing such transfer and take such further action as the purchaser shall reasonably request. All out-of-pocket costs and expenses (including attorney's fees and expenses of the Owner Participant and any transfer taxes incurred in connection with the sale) incurred in connection with any release from the Headlease, transfer of, or attempt to find a Qualifying Bid for, any Production Unit pursuant to this Article VII shall be paid by the Lessee.

                  (b) Sale of Business Unit. In the case of a sale of a business unit by Lessee as described in clause (b) of Section 7.01, the Lessor shall on the Termination

Date, release all of its rights under the Headlease to all Production Units in the business unit to be sold, and shall remove, at the Lessor's expense, any Lessor Liens on the Items in such Production Units, and the Lessee shall consummate the sale of such Production Units to the purchaser of the business unit. The Lessee shall pay over to the Indenture Trustee (or, after the termination of the Indenture, the Lessor), all funds received on the sale of the business unit, up to an amount equal to the aggregate Fair Market Sales Value (determined by agreement or, if the Lessor and the Lessee are unable to agree, by the Appraisal Procedure) for all Production Units sold. In addition, the Lessee shall pay on such Termination Date the amount specified in Section 7.06, computed as if the net proceeds received on the sale of the Production Units were equal to the Fair Market Sales Value thereof. All out-of-pocket costs and expenses (including attorney's fees and expenses of the Owner Participant) incurred in connection with any release from the Headlease or transfer of any Production Unit pursuant to this Article VII shall be paid by the Lessee.

                  SECTION 7.06. Payment by Lessee; Notice; Termination of LeasePayment by Lessee; Notice; Termination of Lease. In the case of any termination described in Section 7.01, unless the Lessor has elected to retain the Production Unit(s) being terminated pursuant to Section 7.02, and subject to a difference in computation provided in Section 7.05(b), on the Termination Date, the Lessee shall pay to the Lessor the sum of:

         (a) any Accrued Rent due with respect to the Items in each Production Unit terminated as of such Termination Date; plus

         (b) the excess, if any, of (i) the Termination Value for the Items in each such Production Unit as of such Termination Date (or, if the Termination Date is not also a Termination Value Date, the Termination Value for such Items for the Termination Value Date immediately preceding the Termination Date, plus interest on such Termination Value from such Termination Value Date to the Termination Date at the then-current "Debt Rate" (as defined in the Loan Certificates)), over
         (ii) the net proceeds actually realized on any sale thereof and paid over to the Indenture Trustee or the Lessor, as the case may be, pursuant to Section 7.05; plus

         (c) any Auxiliary Payments payable on such Termination Date on the portion of the Loan Certificates Allocatable To the Items in the Production Unit or Production Units being terminated (including LIBOR breakage, if any); plus

         (d) any other Rent with respect to the Items in each such Production Unit due and unpaid as of such Termination Date (including any amounts for costs and expenses payable by the Lessee as required in Section 7.05, but, if the

         Termination Date is also a Rent Payment Date, not including the advance portion of any installment of Basic Rent due on such Rent Payment
         Date).

Upon payment by the Lessee of all such amounts as to any Production Unit, the obligation of the Lessee to pay Basic Rent with respect to the Items in such Production Unit shall terminate, such Items shall no longer be subject to this Lease and the Term with respect to such Items shall end.

                  SECTION 7.07. Termination of Items. No later than February 15 of each year, the Lessee may give notice to the Lessor terminating this Lease as to any Item (or Items) that, during the previous calendar year, was damaged beyond repair, lost, stolen, reported missing, sold to a person other than an Affiliate of the Lessee, or disposed of as scrap; provided, that the Lessee may not, without the prior written consent of the Lessor, terminate this Lease pursuant to this Section 7.07 (i) as to any Item the Lessor's Cost of which exceeds $100,000, or (ii) in any calendar year, as to Items the aggregate Lessor's Cost of which (determined without regard to Items contained in Production Units terminated under Section 7.01) exceeds $250,000. Concurrently with giving the notice of termination, the Lessee shall:

         (a) provide to the Lessor a list of all Items terminated during such calendar year pursuant to this Section 7.07;

         (b) provide to the Lessor an Officer's Certificate stating that the termination of the Items on the list described in clause (a) does not adversely affect the value, utility or remaining useful life of the remaining Items in the Production Unit(s) that contained the terminated Items; and

         (c) pay to the Lessor the Termination Value for each Item terminated pursuant to this Section 7.07 as of the Termination Value Date immediately preceding the date of the notice, plus interest thereon from such Termination Value Date to the date of payment at the then-current "Debt Rate" (as defined in the Loan Certificates).

The Lessee shall reimburse the Lessor, the Participants, and the Indenture Trustee for expenses (including Auxiliary Payments, if any) incurred in connection with any termination under this Section 7.07. Immediately upon compliance by the Lessee with the requirements of this Section , the terminated Items shall cease to be subject to this Lease, the Lease Supplement, and the Headlease; the Lessor shall remove any Lessor Liens on the terminated Items; and the terminated Items shall be released from the Liens of the Indenture and the Lease Security Agreement.

                                  ARTICLE VIII

                          Return of Equipment; Storage

                  SECTION 8.01.Return of Production Units. Upon the expiration of the Term, or upon any earlier termination of this Lease with respect to a Production Unit, if there is not a simultaneous termination of the Headlease with respect to that Production Unit, in either case if such Production Unit is not Purchased by Lessee pursuant to Article XVII, the Lessee (at its expense) shall surrender such Production Unit and all Items contained therein to Lessor in good condition and good operating order, in both cases consistent with ordinary wear and tear, and free and clear of all Liens other than Lessor Liens. If requested by the Lessor not less than 90 days prior to the expiration of the Term (or, in the event of an early termination pursuant to (i) Article VII, not later than 60 days after the Termination Date, or (ii) Section 14.01, forthwith following the exercise by the Lessor of its remedy under Section 14.01(b)(i)), the Lessee shall, at its own expense and risk, dismantle and crate each Item contained in each Production Unit being returned in accordance with generally accepted methods and procedures for deinstallation, and deliver such Production Unit to the Lessor at the nearest railhead. At the time of such return, the Items contained in each Production Unit being returned shall be free and clear of all Liens other than Lessor Liens and, subject to the provisions of the Lease Security Agreement in the event of a termination pursuant to Section 14.01, the Lien of the Headlease, and, except as may have otherwise been expressly agreed to in writing by the Lessor, free and clear of any right of any Person to use or access such Item other than the Lessor.

                  SECTION 8.02. Severable Modifications. If the Lessee has made any Severable Modification to any Item to be surrendered to the Lessor pursuant to Section 8.01, and the Severable Modification has not previously been removed by the Lessee, the Lessee shall, not later than 60 days before such surrender, inform the Lessor in writing if the Lessee intends to leave the Severable Modification in place, whereupon the Lessor may elect to subject such Severable Modification to the Headlease in accordance with and upon payment of the amount specified in Section 1.03 thereof. If the Lessor has not given the Lessee written notice of its election under the preceding sentence at least 30 days prior to the date for the surrender of the Item (or has notified Lessee that it has elected not to subject the Severable Modification to the Headlease), the Lessee may (i) remove the Severable Modification prior to such surrender, or
(ii) leave the Severable Modification in place, in which case it will become subject to the Headlease without further action on the part of, or further cost to, the Lessor.

                  SECTION 8.03. Re-Lease of Equipment by Lessor. The Lessee agrees that during the last six months of the Term with respect to the Items in any Production Unit, it will cooperate in all reasonable respects with efforts of the Lessor to re-lease such Items, including by cooperating, at the expense of the Lessor, in the obtaining of all orders, licenses, consents, authorizations, approvals or exemptions under or by any Governmental Authority which may be necessary in connection with any potential lease or transfer of such Items; provided, however, that such cooperation shall be subject to the Lessee's reasonable operational, confidentiality and security requirements.

                  SECTION 8.04. Storage. The Lessor shall be entitled to store any returned Item on Lessee's property at the Lessor's risk and expense (including reasonable charges for occupancy of space) for a period of up to 90 days after termination of the Term applicable to such Item, or in the case of a termination of this Lease under Article XIV, for a period of up to one year.

                                   ARTICLE IX

                 Event of Loss; Damage; Application of Payments;

                             Substitution of Items.

                  SECTION 9.01.  Event of Loss.

                  (a) Notice of Event of Loss. Upon the occurrence of an Event of Loss, the Lessee shall, within 60 days of such occurrence, give the Lessor, the Indenture Trustee and the Owner Participant written notice thereof. In the notice, the Lessee shall (i) specifically identify the Production Unit that suffered the Event of Loss, and (ii) specify which of the alternatives set forth in Section 9.01(b) it will pursue.

                  (b) Lessee Alternatives. Upon an Event of Loss, the Lessee shall pursue one of the alternatives, (i) or (ii), set forth in this Section 9.01(b).

                           (i) If the Lessee elects this alternative (i), it
                  shall either:

                                    (A) within 180 days of the occurrence of the
                           Event of Loss, substitute Replacement Equipment (as defined in the succeeding sentence) for the Production Unit that suffered the Event of Loss, or

                                    (B) within 180 days of the Event of Loss,
                           provide to the Indenture Trustee (or, after the termination of the Indenture, the Lessor) cash collateral equal to the Stipulated Loss Value of the Items in the affected Production Unit or a letter of credit for the amount of the Stipulated Loss Value of the Items in the affected Production Unit issued by a bank and in a form reasonably acceptable to the Lessor and the Indenture Trustee, and within 18 months of the Event of Loss, substitute Replacement Equipment for the Production Unit which suffered the Event of Loss.

         "Replacement Equipment" shall mean equipment which is compatible with the Equipment in the Production Unit that suffered the Event of Loss and with respect to which the Lessee has obtained an appraisal (in form and substance, and from an appraiser, reasonably satisfactory to the Lessor) confirming that such Replacement Equipment has a value, utility, and remaining useful life at least equal to the affected Production Unit and is in as good operating condition as the Production Unit replaced (assuming that such Production Unit had been maintained in accordance with this Lease). Notwithstanding the preceding sentence, the Lessee may replace a Production Unit that has suffered an Event of Loss with equipment that is not compatible with the Equipment in such Production Unit with the Lessor's consent, such consent not to be unreasonably withheld: any such equipment shall be "Replacement Equipment" for all purposes of this Lease. The Replacement Equipment shall be free and clear of all Liens other than Permitted Liens. The Lessee shall provide the Lessor with such documentation evidencing the substitution and the Lessee's title to the Replacement Equipment as the Lessor shall reasonably request, including: (i) supplements to the Head Lease, this Lease, the Lease Security Agreement, and the Indenture, subjecting the Replacement Equipment to such instrument; (ii) evidence of the perfected Lien on Lessor's interest in the Replacement Equipment and of the absence of Liens other than Permitted Liens on the Replacement Equipment; and (iii) UCC financing statements, duly executed, delivered and filed, of the type, in respect of such Replacement Equipment, referred to in Section 3.01(g) of the Participation Agreement, and shall provide opinions of counsel reasonably satisfactory to the Lessor regarding the legality, authorization and enforceability of such documentation, and the perfection of the interests thereon.

                  Once the substitution has been made (or the collateral has been provided) and the other conditions specified in the preceding paragraph have been satisfied, the Lessor shall release all of its rights under the Headlease to, and shall remove all Lessor Liens upon the Items in the affected Production Unit and release such Items from the Lien of the Lease Security Agreement, and the Lessee shall be subrogated to all claims of the Lessor, if any, against third parties to the extent the same relate to physical damage to or loss of such Production Unit. For all purposes hereof, the Replacement Equipment shall, after such substitution, be part of the property leased hereunder, be "Equipment," be deemed to be the Production Unit replaced, be subject to the Lease Supplement, the Headlease and the Lease Security Agreement and

         Lessor's interest therein, and be subject to the Lien of the Indenture. After a substitution, each item of Replacement Equipment listed separately in a manifest provided to the Lessor by the Lessee shall be an "Item" hereunder. Under this alternative (i), no reduction shall be made in the Basic Rent.

                           (ii) If the Lessee elects this alternative (ii), it shall, on the first Stipulated Loss Value Date falling at least 120 days after the occurrence of the Event of Loss, pay to the Lessor the sum of (A) the Stipulated Loss Value for Items in the Production Unit that suffered the Event of Loss determined for such Stipulated Loss Value Date, (B) if the Stipulated Loss Value Date is also a Rent Payment Date, any Accrued Rent with respect to such Items as of such Rent Payment Date, and (C) any Supplemental Rent with respect to such Items due and payable on or before such Stipulated Loss Value Date, including Auxiliary Payments, if any, due on the portion of the Loan Certificates Allocatable To such Items, on such Stipulated Loss Value Date as a result of the Event of Loss. Once the payment described in the preceding sentence has been made, the Lessor shall release all rights to the Items in the affected Production Unit under the Headlease and the Lease Security Agreement and shall remove all Lessor Liens against such Items, the Lessee shall have no further obligation to make payments of Rent with respect to the Items in the affected Production Unit, and the Term with respect to such Items shall end.

                  SECTION 9.02. Application of Payments Upon an Event of Loss. Except as provided in the next sentence of this Section 9.02 or in Section 9.04, any payments received at any time by the Lessor or by the Lessee with respect to any Equipment (including insurance proceeds or warranty payments but excluding proceeds from insurance policies carried by the Lessor or the Owner Participant) from any Governmental Authority or other Person as a result of the occurrence of an Event of Loss with respect to such Equipment shall be applied as follows:

                  (a) any such payment received at any time by the Lessee shall be promptly paid to the Lessor for application pursuant to the following provisions of this Section 9.02, except that the Lessee may retain any amounts which the Lessor shall at the time be obligated to pay to the Lessee under such provisions or pursuant to Article XX;

                  (b) so much of such payments as shall not exceed all amounts required to be paid by the Lessee pursuant to Section 9.01(b)(ii) shall be applied in reduction of the Lessee's obligation to pay such amounts if not already paid by the Lessee, or, if already paid by the Lessee, shall be applied to reimburse the Lessee for its payment of such amounts; and

                  (c) the balance, if any, of such payments remaining thereafter, if they are from insurance carried by the Lessee, shall be paid to the Lessee or, if they are from any other Person or source, shall be divided between the Lessor and the Lessee as their interests may appear.

Notwithstanding the foregoing, subject to the provisions of Section 9.04, any such payments received with respect to any Equipment that has been replaced by the Lessee, or with respect to which the Lessee has provided collateral, pursuant to Section 9.01(b)(i) shall be retained by or paid to the Lessee.

                  SECTION 9.03. Seizure, Requisition, Application of Payments Not Relating to an Event of Loss . In the event of a loss, condemnation, confiscation, theft or seizure of, or requisition of title to or use of, or damage to, any Production Unit, any Item or any part thereof not resulting in an Event of Loss, the Lessee shall promptly notify the Lessor and the Indenture Trustee thereof and all obligations of the Lessee under this Lease with respect to such Production Unit shall continue to the same extent as if such event had not occurred. Subject to the provisions of Section 9.04 and Article XX, payments received at any time by the Lessor or the Lessee from any insurer under insurance carried by the Lessee but not Lessor or the Owner Participant, any Governmental Authority or other Person with respect to any loss, condemnation, confiscation, theft or seizure of, or requisition of title to or use of, or damage to, any Item or Items not constituting an Event of Loss to the Production Unit containing such Item or Items shall be paid to or retained by the Lessee. Nothing contained in this Section 9.03 shall affect the Lessee's right to substitute replacement equipment for any Item pursuant to Section 9.05, or to terminate any Item pursuant to Section 7.07.

                  SECTION 9.04. Applications During Lease Event of Default or Material Lease Default. Any amount that shall be payable to the Lessee pursuant to this Lease arising out of any insurance, warranty, governmental award or otherwise shall not be paid to the Lessee or, if it shall have been previously paid to Lessee, shall not be retained by the Lessee but shall be paid to the Lessor, if at the time of such payment any Lease Event of Default or Material Lease Default shall have occurred and be continuing. In such event, all such amounts shall be paid to and held by the Lessor in trust as security for the obligations of the Lessee to make payments under any other Operative Document or to pay Rent hereunder or, at the Lessor's option, applied by the Lessor toward payment of any of such obligations of the Lessee at the time due hereunder or under such other Operative Document. At such time as there shall not be continuing any Lease Event of Default or Material Lease Default, all such amounts at the time held by the Lessor in excess of the amount, if any, that the Lessor shall have elected to apply as above provided shall be paid to the Lessee.

                  SECTION 9.05. Substitution of Items. (a)
So long as no Material Lease Default has occurred and is continuing, the Lessee may substitute for an Item (including a substitution in the nature of a trade-in) another item of equipment in accordance with the terms of this Article IX and Section 9.13 of the Indenture. If the Lessee shall elect to substitute pursuant to the preceding sentence, the Lessee shall, at its sole cost and expense:

                  (i) transfer to the Lessor under the Headlease, without cost to the Lessor, an item of equipment, to be located in the same or a different Production Unit, which substituted item meets the following conditions:

                           (A) it is compatible with the Production Unit in
                  which it is to be located:

                           (B) it is free and clear of all Liens other than
                  Permitted Liens; and

                           (C) it has a value, utility and remaining useful life
                  at least equal to the Item to be replaced and is in as good condition and good operating order as such Item, assuming that such Item had been maintained in accordance with this Lease;

                  (ii) on each February 15 and August 15, provide to the Lessor, the Indenture Trustee and each Participant, an Officer's Certificate giving notice of each substitution made in the six months ending, in the case of the February 15, on the immediately preceding December 31 and, in the case of the August 15 notice, on the immediately preceding June 30, stating that each substituted item satisfies the conditions in subclauses (A), (B) and (C) of clause (i), and stating which substitutions satisfy the conditions in clauses (i) through (iv) of
         Section 9.05(d);

                  (iii) no later than the date on which the Officer's Certificate is provided, deliver to the Lessor and the Indenture Trustee for execution, supplements to the Headlease and the Lease Security Agreement, amendments to the Lease Supplement and Indenture, signed by an authorized representative of the Lessee, subjecting such substituted equipment to the terms thereof and hereof;

                  (iv) no later than the date on which the Officer's Certificate is provided, deliver to the Indenture Trustee and/or the Lessor for signature duly completed and signed (by the Lessee) financing statements or other documentation required to perfect any interest (leasehold or security) of the Lessor, the Indenture Trustee, or any Participant in the substituted equipment and provide to the

         Lessor evidence of the absence of Liens other than Permitted Liens on the substituted equipment, together with a favorable opinion of counsel (which may be Lessee's internal counsel) regarding the legality, authorization and enforceability of such documentation and the perfection of such interests and Liens; and

                  (v) no later than five Business Days after the date on which the Lessee receives back the financing statements or other documentation described in clause (iv) signed by the Indenture Trustee and/or the Lessor (as the case may be), file such financing statements or other documentation.

                  (b) Notwithstanding anything to the contrary in paragraph (a) of this Section 9.05, the Lessee may not make any single substitution (or related series of substitutions) of replacement equipment for an Item (or a group of related Items) having a Lessor's Cost in excess of five million dollars unless it satisfies the following conditions:

                  (i) the Lessee shall give the Lessor at least 30 days' prior written notice of the substitution;

                  (ii) concurrently with making the substitution, the Lessee shall provide to the Lessor, the Indenture Trustee and each Participant, an Officer's Certificate giving notice of the substitution, stating that the substituted item satisfies the conditions in subclauses (A), (B) and (C) of clause (i) of paragraph
         (a), and stating whether the substitution satisfies the conditions in clauses (i) through (iv) of Section 9.05(d);

                  (iii) concurrently with making the substitution, the Lessee shall deliver documentation reasonably satisfactory to the Lessor subjecting the replacement item to the Headlease, the Lease Supplement, the Lien of the Indenture and the Lease Security Agreement, and evidencing the absence of prior Liens on the replacement item; and

                  (iv) concurrently with making the substitution, the Lessee shall file any financing statements or other documentation required to perfect any interest (leasehold or security) of the Lessor, the Indenture Trustee, or any Participant in the substituted equipment, and shall deliver opinions of counsel reasonably satisfactory to the Lessor regarding the legality, authorization and enforceability of such documentation and the perfection of such interests and Liens.

                  (c) Anything to the contrary in paragraphs (a) or (b) notwithstanding, if, in the period since the last time the Lessee gave notice of substitutions made pursuant to this Section 9.05, the Lessee has substituted replacement equipment for Items having an aggregate Lessor's Cost in excess of 7.1 million dollars, the Lessee shall immediately:

                  (i) provide to the Lessor, the Indenture Trustee and each Participant an Officer's Certificate giving notice of all substitutions made since the last notice, stating that the substituted items satisfy the conditions in subclauses (A), (B) and (C) of clause (i) of paragraph (a), and stating which substitutions satisfy the conditions in clauses (i) through (iv) of Section 9.05(d);

                  (ii) deliver documentation signed by the Lessee in a form reasonably satisfactory to the Lessor subjecting the replacement items to the Headlease, the Lease Supplement, the Lien of the Indenture and the Lease Security Agreement, and evidencing the absence of prior Liens on the replacement items; and

                  (iii) deliver to the Indenture Trustee and/or the Lessor for signature duly completed and signed (by the Lessee) financing statements or other documentation required to perfect any interest (leasehold or security) of the Lessor, the Indenture Trustee, or any Participant in the substituted equipment.

The Lessee shall file the financing statements or other documentation described in clause (iii) within five Business Days of receiving such financing statements or other documentation signed by the Indenture Trustee and/or the Lessor (as the case may be).

                  (d) The Lessee shall have no obligation to have any independent appraisal made of any equipment subjected to this Lease as a result of a substitution under this Section 9.05, except that the Lessee shall, at its own cost and expense, have an independent appraisal performed if, in the period since the later of the Closing Date and the date on which the last appraisal was performed, the Lessee has replaced Items pursuant to this Section 9.05 with an aggregate Lessor's Cost in excess of 7.1 million dollars. For purposes of the preceding sentence, items of equipment subjected to this Lease shall not be taken into account if all of the following conditions are satisfied with respect to such item:

                  (i) the item performs substantially the same manufacturing function as the Item that was replaced;

                  (ii) the Item that was replaced was either disposed of as scrap or sold to a person other than an Affiliate of the Lessee in an arm's length transaction;

                  (iii) the substituted item was purchased within six months before the date on which it was subjected to this Lease from a person other than an Affiliate of the Lessee in an arm's length transaction; and

                  (iv) the price at which the Lessee purchased the substituted item (exclusive of any amounts paid for Severable Modifications that do not become subject to this Lease) exceeds the amount received by the Lessee on the disposition of the replaced Item.

Any appraisal performed under this Section 9.05(d) shall confirm that each item of replacement equipment that has become subject to this Lease since the last appraisal has a value, utility and remaining useful life at least equal to the Item that was replaced by such replacement item; provided, that the appraisal will not address items that (A) became subject to this Lease as the result of substitutions pursuant to this Section 9.05 and (B) at the time of such substitutions, met the conditions set forth the preceding sentence. The appraisal may be based on a review of the Lessee's documentation rather than an inspection of the replacement equipment; provided, that, if the Lessee has, in the period since the later of the Closing Date and the date on which the last appraisal based on an on-site inspection was performed, the Lessee has replaced Items pursuant to this Section 9.05 with an aggregate Lessor's Cost in excess of 25 percent of the total Lessor's Cost for all Items subject to this Lease as of the Closing Date, the appraisal must be based on an on-site inspection.

                  (e) Upon transfer of the substitute equipment and compliance with the requirements of clause (i) of the first sentence of paragraph (a) (and, in the case of a substitution described in paragraph (b) of this Section 9.05, compliance with the conditions set forth in such sentence): (i) the replaced Item shall be released from the Liens of the Indenture and the Lease Security Agreement (pursuant to the terms thereof), and shall be released from the Headlease; (ii) the Lessee will be subrogated to all claims of the Lessor, if any, against third parties to the extent the same relate to physical damage to or loss of such Item; and (iii) the Lessee shall have no further obligation to pay Rent with respect to the substituted Item (but shall have an equivalent obligation to pay Rent with respect the Item substituted therefor). For all purposes hereof, the item of equipment so substituted shall, after such transfer, (i) be part of the property leased hereunder, be subject to the Lease Supplement, the Headlease and all other Operative Documents, and be subject to the Lien of the Indenture and the Lease Security Agreement, (ii) be deemed to be the "Item" that was replaced and to have the same Lessor's Cost and Applicable Percentage as the Item replaced, and (iii) be deemed to be included in the Production Unit in which such replacement item is located. No such substitution shall result in any change in Basic Rent.

                  SECTION 9.06. Application of Article VI. Article VI shall not apply to any Item after an Event of Loss has occurred with respect to the Production Unit containing such Item.

                                    ARTICLE X

                              Environmental Matters

                  The Lessee shall not:

                  (a)      violate any Environmental Law;

                  (b)      release any Hazardous Substance; or

                  (c)      use or permit the use of any Hazardous Substance,

if any such action could reasonably be expected to form the basis of an Environmental Claim which would:

                  (i) have a material adverse effect on the value or the operating condition of any Production Unit;

                  (ii) result in the attachment of a Lien to any Item or otherwise have a material adverse effect on the Lessor's rights to or interest in any Item under the Headlease;

                  (iii) be asserted against the Lessor or any Participant; or

                  (iv) have a Material Adverse Effect on the Lessee.

                                   ARTICLE XI

                             Sublease and Assignment

                  SECTION 11.01 Sublease. The Lessee shall have and retain throughout the Term for any Item control over the operation and use of such Item, and may, so long as no Lease Event of Default shall have occurred and be continuing, without the consent of the Lessor, sublease, license, transfer control of, or permit any other Person to use, any Item or Items during the Term, subject to the following terms and conditions:

                  (i) the Lessee shall remain primarily liable to the Lessor for the performance of all the terms of this Lease and the other Operative Documents to the same extent as if such sublease or arrangement had not occurred;

                  (ii) such sublease or arrangement shall be in compliance with Applicable Law;

                  (iii) such sublease or arrangement as to any Item shall not extend beyond the Basic Term for such Item, or, if a Renewal Term is then in effect for such Item, beyond such Renewal Term;

                  (iv) any rights created thereby in an Item shall be fully and expressly subject and subordinate to this Lease;

                  (v) no such sublease or arrangement shall permit any further subleasing of the Equipment;

                  (vi) the Lessee shall make all filings necessary to protect the interests of the Lessor and the Indenture Trustee in the Equipment concurrently with entering into the sublease or arrangement; and

                  (vii) the Lessee shall grant to the Lessor a security interest in any sublease or arrangement with a term in excess of one year.

Notwithstanding the foregoing, the Lessee may not, without the consent of the Lessor, such consent not to be unreasonably withheld, enter into a sublease that: (A) provides that any Equipment subject to such sublease is to be used outside the United States; (B) is to a lessee incorporated or organized outside the United States; or (C) covers Items of Equipment with, in the aggregate, a Lessor's Cost in excess of 7.1 million dollars and has a term in excess of one year.

                  SECTION 11.02 Assignment. The Lessee may, at its own expense, assign all of its rights and obligations under this Lease and the other Operative Documents, without the consent of the Lessor, if such assignment meets the following conditions:

                  (i) the assignment is to an Affiliate of the Lessee;

                  (ii) the Lessee guarantees the obligations of such Affiliate under the Lease, which guarantee is in a form reasonably satisfactory to the Lessor;

                  (iii) the Lessee pays all of the reasonable expenses incurred by the Participants and the other parties to the Operative Documents as a result of such assignment; and

                  (iv) all filings necessary to preserve the Lessor's and the Indenture Trustee's interests in the Equipment are made.

Notwithstanding the foregoing, the Lessee may, without the consent of the Lessor, assign its leasehold interest in this Lease to any corporation into or with which it shall be merged or consolidated or to whom it shall transfer substantially all of its property so long as the merger, consolidation or transfer is in accordance with the provisions of Section 5.05 of the Participation Agreement and the assignee assumes the obligations of the Lessee under this Lease and the other Operative Documents.

                                   ARTICLE XII

                             Inspection and Marking

                  SECTION 12.01. Inspection. (a) The Lessor, Indenture Trustee and the Owner Participant (or their representatives) each may, at its own expense upon reasonable prior notice and at reasonable times inspect the Items and the books and records of the Lessee relating to the maintenance, operation and performance of the Items; provided, that, except as provided in Section
12.02 or during the continuance of a Lease Default or a Lease Event of Default, such inspections shall not occur more frequently than once a year as to any Plant Site. The Lessee shall bear the cost of any inspection carried out during the continuance of any Lease Default or Lease Event of Default. All inspections will be conducted so as not to interfere with Lessee's business or the operation or maintenance of the Equipment. Any Person conducting an inspection shall agree to be bound by the terms of a confidentiality agreement of the type generally required by the Lessee. The Lessor shall also have the right to obtain information necessary to determine the Fair Market Sales Value and the Fair Market Rental Value of each Production Unit as and when required to be determined under this Lease. Neither the Lessor, the Indenture Trustee nor any Participant shall have any duty to make any inspection or inquiry or shall incur any liability or obligation by reason of not making any such inspection or inquiry, nor shall any such inspection or inquiry, reduce the Lessee's liability under the Operative Documents.

                  (b) Notwithstanding anything in paragraph (a) of this Section 12.01, no Person shall have any right to receive any information that constitutes proprietary know-how of the Lessee in connection with any inspection pursuant to Section 12.01(a).

                  SECTION 12.02. Tagging. (a) The Lessee shall, no later than December 31, 1996, affix to and maintain on each Item that is subject to this Lease as of the Closing Date a permanent label, plate or tag, in a form reasonably satisfactory to the Lessor, which identifies such Item by a unique number and does not interfere with such Item's operation. At such time as the Lessee shall have completed the tagging of each Item pursuant to the preceding sentence, the Lessee shall provide to the Lessor and to the Indenture Trustee an Officer's Certificate to that effect, and the Lessor and the Lessee shall amend the Lease Supplement to include the tag number for each Item.

                  (b) Notwithstanding anything in this Lease or any Operative Document to the contrary, until such time as the Lessee has provided the Officer's Certificate described in paragraph (a) of this Section 12.02 and amended the financing statements filed in accordance with Section 3.01(g) of the Participation Agreement to include the tag number for each Item (and provided evidence of such amendment to the Lessor),(i) the Lessee shall not move any Item to any building that is not identified on a financing statement filed with respect to the Equipment in accordance with
Section 3.01(g) of the Participation Agreement, and (ii) the provision in
Section 12.01 of this Lease that inspections not be performed more frequently than once a year shall not apply.

                  (c) The Lessee shall, within 45 days of the replacement or substitution of any Item pursuant to Articles VI or IX of this Lease, affix on each such item that becomes an Item subject to this Lease a permanent label, plate or tag, in a form reasonably satisfactory to the Lessor, which identifies such Item by a unique number and does not interfere with such Item's operation.

                                  ARTICLE XIII

                             Lease Events of Default

                  The following events shall constitute Lease Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

                  (a) the Lessee shall fail to make any payment of Interim Rent, Basic Rent, Rent Differential, Stipulated Loss Value or Termination Value (or any Auxiliary Payment constituting LIBOR breakage that is payable together with Stipulated Loss Value, Termination Value) when due, and any such failure shall continue unremedied for a period of five days; or

                  (b) the Lessee shall fail to make any payment called for in this Lease or any other Operative Document other than those described in clause (a) when such payment is due, and any such failure shall continue until the later of (i) 30 days after receipt of a written notice from the Lessor demanding such payment, or (ii) 5 days after the resolution of any bona fide dispute over whether such payment is owing; or

                  (c) the Lessee shall breach any covenant made by it in this Lease or any of the Operative Documents (other than a covenant in Section 8.02 of the Participation Agreement), and such breach shall not have been cured for a period of 30 days after the earlier to occur of
         (i) the Lessee's receipt of written notice of such breach from the Lessor and (ii) actual knowledge of any material breach by a Responsible Officer of the Lessee; provided, that the 30-day period shall be extended until the earlier of (1) the expiration of 120 days from the earlier of the Lessee's receipt of such notice and such actual knowledge and (2) the last day of the Term, if such extension is reasonably necessary to remedy any such failure that can be remedied within such period but cannot, with reasonable diligence, be remedied within such 30-day period, so long as the Lessee is making diligent efforts to remedy such breach; or

                  (d) the Lessee shall have made any misrepresentation in any Operative Document (other than in Section 8.02 of the Participation Agreement) or in any certificate delivered thereunder, if such misrepresentation shall be material at the time of discovery and if such misrepresentation and any consequences of reliance thereon shall be curable and such misrepresentation and consequences shall not have been cured within 30 days after the earlier to occur of (i) the Lessee's receipt of written notice specifying the misrepresentation from the Lessor and (ii) actual knowledge of such misrepresentation by a Responsible Officer of the Lessee; provided, that the 30-day period will be extended until the earlier of (1) the expiration of 120 days from the earlier of the Lessee's receipt of such notice and such actual knowledge and (2) the last day of the Term, if such extension is reasonably necessary to cure any such misrepresentation and consequences that can be cured within such period but cannot, with reasonable diligence, be cured within such 30-day period, so long as the Lessee is making diligent efforts to cure such misrepresentation; or

                  (e) the Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief or shall dissolve with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (f) an involuntary case or other proceeding shall be commenced against the Lessee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days;

                  (g) the Lessee fails to maintain insurance in accordance with the provisions of Section 20.01;

                  (h) after the occurrence of an Event of Loss, the Lessee fails to either complete a substitution of a Production Unit, provide sufficient collateral, or pay Stipulated Loss Value within the time periods set forth for such actions in Section 9.01(b); or

                  (i) the Lessee (or any successor under the Headlease) fails to comply with any of the following provisions of the Headlease: Section 1.02(b); Section 1.04(a); Article III; and Section 5.02; or if the Lessee (or any successor under the Headlease) interferes with the Lessor's rights under Section 5.03 of the Headlease.

                                   ARTICLE XIV

                                    Remedies

                  SECTION 14.01. Effect of Lease Event of Default. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor may, at its option, by notice to the Lessee, declare this Lease to be in default (except that, upon the occurrence of a Lease Event of Default described in clause (e) or (f) of Article XIII, this Lease shall be deemed declared in default immediately without any further act or notice by the Lessor). At any time thereafter, the Lessor may do one or more of the following with respect to each Item as the Lessor in its sole discretion shall elect, to the full extent permitted by Applicable Law:

                  (a) The Lessor may, by notice to the Lessee, terminate this Lease.

                  (b) The Lessor may (i) demand that the Lessee, and the Lessee shall upon written demand of the Lessor, at the Lessee's expense, return the Items to the Lessor in the manner and condition required by
         Article VIII as if the Items were being returned at the end of the Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith or (ii) at the Lessee's expense enter upon the site where the Items are located and take immediate possession of any or all of the Items or any part thereof (to the exclusion of the Lessee) and remove the Items from the site without liability accruing to the Lessor for or by reason of such entry or taking of possession or removing.

                  (c) The Lessor, by notice to the Lessee specifying a payment date not earlier than ten days or more than 30 days from the date of such notice, may require the Lessee to pay to the Lessor and the Lessee hereby agrees that it will pay to the Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain, and not as a penalty, and in lieu of any further payments of Basic Rent and Renewal Rent hereunder, an amount (reduced by any amounts previously paid by the Lessee pursuant to subparagraph (e) below) equal to the sum of: (i)(A) if the Stipulated Loss Value Date next preceding the date for payment specified in the notice is also a Rent Payment Date, all unpaid Accrued Rent payable with respect all Items as of such Rent Payment Date (or, if the date specified in the notice is a Rent Payment Date, as of such Rent Payment Date), or (B) if the Stipulated Loss Value Date next preceding the date for payment specified in the notice is not a Rent Payment Date, that portion of Accrued Rent for all Items representing unpaid Basic Rent or Renewal Rent due on any Rent Payment Date occurring before such Stipulated Loss Value Date; plus
         (ii) an amount equal to the Stipulated Loss Value for all Items calculated as of the Stipulated Loss Value Date next preceding the date for payment specified in the notice; plus (iii) interest, if any, at the Overdue Rate on the amount of such Basic Rent and Stipulated Loss Value from the Stipulated Loss Value Date as of which Stipulated Loss Value is computed until the date of actual payment; plus (iv) all Supplemental Rent payable by the Lessee hereunder before, after or during the exercise of this remedy, including all Auxiliary Payments and all reasonable legal fees and expenses and other costs and expenses incurred by the Lessor, the Indenture Trustee or any Participant by reason of the occurrence of any Lease Event of Default or the exercise of the remedies of the Lessor with respect thereto. Upon such payment of liquidated damages, the Lessor shall transfer to Lessee (without any representation, recourse or warranty whatsoever other than the absence of Lessor Liens) Lessor's entire interest in the Items by terminating this Lease and the Headlease and releasing Lessor's security interest in the Items under the Lease Security Agreement. The Lessor and Lessee shall (at the Lessee's expense) execute and deliver such documents evidencing such transfer, termination and release and take such further action as either party shall reasonably request to implement such transfer.

                  (d) The Lessor or its agent may sell its interest in any Item pursuant to this subparagraph (d) and, if prior thereto the Lessor shall not have exercised its rights under subparagraph (f) below (unless the Lessor has not been paid thereunder and has rescinded such exercise), the Lessor may demand that the Lessee pay the Lessor, and the Lessee shall pay to the Lessor, as liquidated damages for the loss of a bargain and not as a penalty, in lieu of all Basic Rent and Renewal Rent with respect to such Item due after the date on which such sale shall occur, an amount equal to the sum of:

                  (i) all unpaid Accrued Rent payable or that would have been payable with respect to such Item as of such Stipulated Loss Value Date (or, if the sale shall occur on a Rent Payment Date, as of such Rent Payment Date); plus

                  (ii) all Supplemental Rent for such Item payable by the Lessee hereunder before, after or during the exercise of this remedy, including all Auxiliary Payments and all reasonable legal fees and expenses and other costs and expenses incurred by the Lessor, the Indenture Trustee or any Participant by reason of the occurrence of any Lease Event of Default or the exercise of the remedies of the Lessor with respect thereto; plus

                  (iii) interest on the amounts described in clauses (i), (ii) and (iv) at the Overdue Rate from the Stipulated Loss Value Date as of which Stipulated Loss Value shall have been computed until the date of actual payment; plus

                  (iv) the excess, if any, of

                           (A) the Stipulated Loss Value of such Item as of the Stipulated Loss Value Date next preceding the date on which such sale shall occur (or, if the sale shall occur on a Stipulated Loss Value Date, as of such Stipulated Loss Value Date), over

                           (B) the net proceeds of such sale.

         If the Lessor sells its interest in all of the Items pursuant this paragraph (d), this Lease and the Headlease shall terminate upon such sale. The Lessee's obligation to pay liquidated damages pursuant to this subparagraph (d) shall survive any total or partial termination of this Lease.

                  (e) The Lessor may hold, use, operate, lease (whether for a period greater or less than the balance of what would have been the Basic Term or any Renewal Term, as the case may be) to others any Item, all on such terms and conditions and at such place or places as the Lessor may determine. The Lessee's obligation to pay Basic Rent and Renewal Rent for any period after the Lessee shall have been deprived of control of such Item pursuant to this subparagraph (e) shall be reduced by the net proceeds, if any, received by the

         Lessor from leasing such Item to, or otherwise permitting its use by, any Person other than the Lessee for all or any portion of such period.

                  (f) The Lessor may, with respect to any or all of the Items, at any time prior to the time that the Lessor's interest in such Item or Items shall have been transferred to the Lessee pursuant to subparagraph (c) above or that the Lessor's interest in such Item or Items is sold by the Lessor pursuant to subparagraph (d) above, demand that the Lessee pay to the Lessor in respect of such Item or Items, and the Lessee shall pay to the Lessor on the first Business Day occurring at least ten days after, in the case of subclause (x) or (y) of clause
         (iv) below, the determination of the Fair Market Sales Value or Fair Market Rental Value, as the case may be, or, in the case of subclause
         (z) of clause (iv) below, the later of the date of such demand and the date of determination of the amount due thereunder, as liquidated damages for loss of a bargain and not as a penalty (in lieu of all payments of Basic Rent becoming due after the payment date), an amount equal to the sum of:

                  (i) all unpaid Accrued Rent due on or before the Stipulated Loss Value Date for such Item or Items; plus

                  (ii) all Supplemental Rent with respect to such Item or Items payable by the Lessee hereunder before, after or during the exercise of this remedy, including all Auxiliary Payments and all reasonable legal fees and expenses and other costs and expenses incurred by the Lessor, the Indenture Trustee or any Participant by reason of the occurrence of any Lease Event of Default or the exercise of the remedies of the Lessor with respect thereto; plus

                  (iii) interest on the amounts described in clause (i), (ii) and (iv) at the Overdue Rate from the scheduled payment date to the date of actual payment; plus

                  (iv) whichever of the following amounts as the Lessor, in its sole discretion, shall specify in such notice: (x) an amount equal to the excess, if any, of the Stipulated Loss Value for such Item or Items, computed as of the Stipulated Loss Value Date next preceding the date on which such payment is due, over the Fair Market Rental Value of such Item or Items for the remainder of the Basic Term or the Renewal Term, as the case may be, after discounting such Fair Market Rental Value semi-annually (effective on the Rent Payment Dates) to present worth as of the scheduled payment date at the Assumed Debt Rate; (y) an amount equal to the excess, if any, of the sum of Stipulated Loss

                  Value for such Item or Items as of such Stipulated Loss Value Date over the Fair Market Sales Value of such Item or Items; or (z) an amount equal to the excess of (A) the present value as of the Rent Payment Date specified in such notice of all installments of Basic Rent until the end of the Basic Term (or Renewal Rent until the end of Renewal Term, if such demand for payment is made during a Renewal Term), discounting semi-annually at the Assumed Debt Rate, over (B) the present value as of such Rent Payment Date of the Fair Market Rental Value of the Items until the end of the Basic Term (or Renewal
                  Term), discounted semi-annually at the Assumed Debt Rate.

         Upon such payment of liquidated damages, the Lease shall terminate with respect to such Item or Items and the Lessor and Lessee shall execute and deliver such documents evidencing such termination as either shall reasonably request.

                  (g) The Lessor may exercise any other right or remedy which may be available to it under Applicable Laws or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Lease.

                  SECTION 14.02. Determinations of Fair Market Value. All determinations of Fair Market Sales Value and Fair Market Rental Value (each, a "Value") pursuant to this Article XIV shall be made by an independent appraiser selected by the Lessor at the Lessee's expense and the Lessor shall select the appraiser from a list supplied by the American Arbitration Association (or its successor) of independent appraisers qualified to determine such Value. The American Arbitration Association shall be asked to commission the appraiser so chosen to determine such Value and without revealing (and the Lessor and the Lessee shall not reveal) which party chose and/or is paying the fees and expenses of such appraiser. The appraiser so appointed shall be instructed to determine such Value within 30 days after being appointed and the determination of such appraiser shall be binding upon the parties. Anything in this Lease or any Operative Document to the contrary notwithstanding, (i) if any Item has not been returned by the Lessee to the Lessor pursuant to the terms hereof, or if such Item cannot be repossessed by the Lessor, the Fair Market Sales Value and the Fair Market Rental Value of such Item for purposes of this Article XIV shall be deemed to be zero, and (ii) if any Item has been sold in a commercially reasonable sale pursuant to this Article XIV, the Fair Market Sales Value of such Item shall be deemed to be the net proceeds received for such Item in such sale.

                  SECTION 14.03. No Relief from Termination. No termination of this Lease, in whole or in part, or exercise of any remedy under this Article XIV shall, except as specifically provided herein, relieve the Lessee of any of its liabilities and obligations hereunder, all of which shall survive such termination, repossession or exercise of remedy. At any sale of the Lessor's interest in any Item or any part thereof pursuant to this Article XIV, the Lessor, the Indenture Trustee and any Participant may bid for and purchase such property.

                  SECTION 14.04. Remedies Cumulative. To the full extent permitted by Applicable Law and except as expressly provided herein, each and every right, power and remedy herein specifically given to the Lessor in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Lessee or to be an acquiescence therein. No express or implied waiver by the Lessor of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default.

                  SECTION 14.05. Waiver of Lessee. To the full extent permitted by Applicable Law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may limit or modify any of the rights or remedies of the Lessor under this Article XIV.

                                   ARTICLE XV

                                  Right To Cure

                  If the Lessee shall fail to make any payment of Rent to be made by it hereunder or shall fail to perform or comply with any of its other agreements contained herein or in any other Operative Document or in any other agreement entered into in connection therewith, the Lessor may (but shall not have any duty to do so) itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of the Lessor (including attorney's fees and expenses) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by the Lessee upon demand.

                                   ARTICLE XVI

                                 Renewal Options

                  SECTION 16.01. Renewal Options. The Lessee shall be entitled to renew this Lease as to any Production Unit for a period or periods (such period or periods being referred to herein as the "Renewal Term") and for rental amounts determined as follows. (For purposes of this Lease, the installments of rent to be paid during any Renewal shall be referred to as "Renewal Rent".) If the Lessee elects to renew this Lease as to any Production Unit, the Lessee must renew this Lease as to all Production Units for the same period; provided, that the renewal as to some Production Units may be Fixed Rate Renewals while the renewal as to other Production Units may be Fair Market Renewals.

                  (a) Fixed Rate Renewals. Unless a Lease Event of Default or Material Lease Default shall have occurred and be continuing at the time of the notice or renewal, the Lessee shall be entitled to renew this Lease as to any Production Unit for one or more periods, commencing on the last day of the Basic Term for such Production Unit, which meet the following conditions (each a "Fixed Rate Renewal Period"):

                  (i) each period must be at least one year;

                  (ii) the aggregate of all periods, when added to the Interim and Basic Terms, must not exceed 80 percent of the economic useful life of the Production Unit, as appraised as of the beginning of such period;

                  (iii) at the end of the each period, the residual value of the Production Unit, as estimated as of the beginning of such period (disregarding inflation or deflation since the Closing Date), must equal at least 20 percent of the Lessor's Cost of such Production Unit; and

                  (iv) the aggregate of all such periods may not exceed five years.

The rental to be paid for any Production Unit during the Fixed Rate Renewal Period shall be equal to the Fair Market Rental Value of such Production Unit; provided that such rent shall not exceed a fixed rate equal to 50 percent of the average Basic Rent installments set forth for the Items then contained in such Production Unit in the Lease Supplement.

                  (b) Fair Market Renewals. Unless a Lease Event of Default or Material Lease Default shall have occurred and be continuing at the time of the notice or renewal, following the end of the last Fixed Rate Renewal Period for any Production Unit for which the Lessee has exercised its right to renew under paragraph (a) of this Section 16.01, or following the expiration of the Basic Term for any Production Unit for which there is no Fixed Rate Renewal Period, the Lessee shall be entitled to renew this Lease for such Production Unit for one or more periods (each a "Fair Market Renewal Period") which meet the following conditions:

                  (i) each period must be at least one year;

                  (ii) the aggregate of all such periods may not exceed five years; and

                  (iii) the last period may not extend beyond the end of the term of the Headlease with respect to such Production Unit.

The rental to be paid during any Fair Market Renewal Period shall be equal to the Fair Market Rental Value of such Production Unit determined for such period as of the beginning of such period.

                  SECTION 16.02. Notice of Renewal. The Lessee may exercise its renewal option by giving the Lessor irrevocable notice, not less than 180 days prior to the end of the Basic Term (or, in the case of a further renewal at the end of any Renewal Term, not less than 180 days prior to the end of such Period). The notice shall specify the proposed duration of any Fixed Rate Renewal Period (or, in the case of a Fair Market Renewal Period, the duration elected by the Lessee), and the proposed Renewal Rent for each Production Unit as of each Rent Payment Date during such Renewal Term. The Lessor shall, within 30 days of its receipt of such notice, advise the Lessee as to whether it agrees with the Lessee's proposals. If the Lessor does not agree, and if the Lessee and the Lessor are unable to reach agreement, the duration of any Fixed Rate Renewal Period and the Renewal Rent shall be determined by the Appraisal Procedure.

                  SECTION 16.03. Continuation of Lease Supplement. At the end of the Basic Term or the end of any Renewal Term, if the Lessee shall have elected to renew this Lease and if this Lease shall not have been previously terminated with respect to such Production Unit, the Lease Supplement shall continue in force and effect, and shall be deemed to have the following terms:

                  (i) Renewal Rent shall be payable in arrears in semi-annual installments beginning on the day that is six months after the last day of the Basic Term (or, if there was a previous Renewal Term, the last day of the immediately preceding Renewal Term), with a final installment due on the last day of the Renewal Term;

                  (ii) the installments of Renewal Rent shall be equal in amount, except that if the final such installment shall be for a period shorter than six months, the Renewal Rent in respect thereof shall be equal to a proportionate share of the Renewal Rent for a full six-month period;

                  (iii) the Stipulated Loss Value Dates and the Termination Value Dates shall be the first day of each month, beginning with the first day of the Renewal Term;

                  (iv) the Stipulated Loss Value for each Item as of each Stipulated Loss Value Date shall equal 20 percent of the Lessor's Cost of such Item;

                  (v) the Termination Value for each Item as of the first Termination Value Date of the first Renewal Term shall equal the Termination Value for such Item as of the end of the Basic Term;

                  (vi) the Termination Values for each Item as of any Termination Value Date in any Renewal Term after the Termination Value Date described in clause (v) shall be equal to the sum of (A) the amount determined by amortizing, on a straight line basis over five years, the excess of the Termination Value for such Item described in clause (v) over ten percent of the Lessor's Cost of such Item, and (B) ten percent of the Lessor's Cost of such Item.

All other terms of this Lease and the other Operative Documents shall continue in effect during each Renewal Term in accordance with the provisions hereof and thereof.

                                  ARTICLE XVII

                                Purchase Options

                  SECTION 17.01  Early Buyout Option.

                  (a) Option to Purchase. The Lessee shall have the right, upon not less than 60 days' irrevocable written notice to the Lessor, to Purchase all but not less than all of the Lessor's rights in the Equipment on the EBO Date for the EBO Price set forth in the Lease Supplement. As a condition to such Purchase, the Lessee shall be obligated to pay, in addition to the EBO Price,
(i) Accrued Rent as of the EBO Date,
and (ii) any other Supplemental Rent due and payable on or prior to the EBO Date, including Auxiliary Payments, if any, due on the Loan Certificates.

                  (b) Deferred Purchase Price Option. In the case of any Purchase of Equipment pursuant to paragraph (a), the Lessee may, at its option, either (i) pay the entire EBO Price on the EBO Date or (ii) so long as no Material Lease Default has occurred and is continuing, pay the Initial Portion of the EBO Price on the EBO Date and pay the balance on the dates and in the amounts set forth in the Lease Supplement. The Lessee shall elect its payment option in the notice given pursuant to paragraph (a).

                  In the event that the Lessee elects the payment option specified in clause (ii) above, then, on the date the Initial Portion of the EBO Price is paid, (w) this Lease shall be deemed terminated as a true lease and this agreement shall continue as a lease intended for security, mutatis mutandis, to secure for the Lessor the obligation of the Lessee to make the remaining installment payments, (x) Articles VII, VIII, IX (other than Section 9.05), XVI and XVII shall be of no further force and effect, (y) Basic Rent shall cease to accrue, and (z) the Lessor will, at the Lessee's expense, convey all of its rights, title and interest in and to the Equipment to the Lessee without recourse or warranty except as to the absence of Lessor Liens, subject, however, to the security interest of the Lessor then being retained hereunder.

                  (c) Reconveyance. Upon payment by the Lessee of the last installment of EBO Price, the Headlease shall terminate in accordance with the terms thereof and the Lessor shall execute and deliver to the Lessee a release of the security interest retained. All reasonable costs and expenses of the Lessor or the Owner Participant incurred in connection with the Lessee's election under this Section 17.01(b) shall be paid by the Lessee.

                  (d) Defaults. If the Lessee fails to pay the EBO Price (or, if the Lessee elects the payment option in clause (ii) of paragraph (b), the Initial Portion of the EBO Price) on the EBO Date, this Lease shall continue with respect to the Equipment as if the Lessee had not exercised the purchase option under this Article XVII, and the Lessee's failure to pay the EBO Price (or the Initial Portion of the EBO Price) shall not give rise to a Lease Event of Default under Article XIII hereof. The Lessee shall pay any costs or expenses, including LIBOR breakage, if any, incurred by the Lessor or any Participant as a result of the failure to pay the EBO Price after giving the notice described in Section 17.01(a).

                  SECTION 17.02. End of Term Purchase Option; Notice. Unless a Lease Event of Default shall have occurred and be continuing, the Lessee shall have the option, upon irrevocable written notice given not less than 180 days prior to the end of the Basic Term (or Renewal Term, if any) applicable to any Production Unit, to

Purchase all but not less than all of the Lessor's rights in the Equipment in such Production Unit at a price equal to the Fair Market Sales Value thereof at the end of the Basic Term or such Renewal Term. The Lessee's notice shall specify the proposed Fair Market Sales Value for the Production Unit. The Lessor shall, within 30 days of receipt of the Lessee's notice, inform the Lessee as to whether it agrees with the proposed Fair Market Sales Value. If the Lessor does not agree, and if the Lessee and the Lessor are unable to agree, the Fair Market Sales Value shall be determined in accordance with the Appraisal Procedure.

                  SECTION 17.03. Owner Participant Becomes Competitor. In the event that the Owner Participant or any Affiliate of the Owner Participant acquires or is acquired by, merges, or otherwise consolidates with, any Competitor, the Lessee may, upon not less than 30 days' notice, Purchase all but not less than all of the Equipment on the Termination Value Date specified by the Lessee in such notice (but not later than 6 months after the date of the notice), for a price equal to the Termination Value of all of the Equipment on such Termination Value Date. In addition to such price, the Lessee shall pay (i) all other Rent due and unpaid as of such Termination Value Date (including any Auxiliary Payments but, if such Termination Value Date is also a Rent Payment Date, not including the advance portion of any installment of Basic Rent due on such Rent Payment Date), and (ii) all costs incurred by the Lessor to effect the transfer of its rights to the Equipment to the Lessee. Upon the Lessee's notice of intent to Purchase hereunder, and pending such Purchase (so long as no Lease Event of Default shall be continuing), the inspection rights of the Lessor provided in Section 12.01 shall be suspended.

                  SECTION 17.04. Purchase. If the Lessee shall have elected to Purchase the Lessor's interest in the Items in the Production Units under
Section 17.01, 17.02, or 17.03 and if the Lessee shall have paid all Rent then due and payable hereunder (including payment of the EBO Price, the Fair Market Sales Value, or the price specified in Section 17.03 whichever is applicable), the Lessor shall transfer (without any representation, recourse or warranty whatsoever except as to the absence of Lessor Liens) all of its rights under the Headlease to the Equipment in such Production Unit to the Lessee and shall execute and deliver such documents evidencing such transfer and take such further action as the Lessee shall reasonably request.

                                  ARTICLE XVIII

                               Further Assurances

                  SECTION 18.01. Further Action by Lessee. The Lessee, at its expense, shall promptly and duly execute and deliver to each of the Participants, the Lessor and the Indenture Trustee such documents and assurances and take such further action as the Lessor (and, for so long as the Indenture shall be in effect, the Indenture Trustee) may from time to time reasonably request in order to carry out the intent of this Lease and the other Operative Documents and to establish and protect the rights and remedies created or intended to be created in favor of the Lessor and the Indenture Trustee hereunder and thereunder, to establish, perfect and maintain the rights of the Lessor in and to the Items and, for the benefit of the Indenture Trustee, the Lien and security interest in the Indenture Estate provided for in the Indenture. Without limiting the preceding sentence, the Lessee shall record or file counterparts or appropriate memoranda of this Lease, the Lease Security Agreement, the Headlease and the Indenture, or such financing statements or other documents with respect to this Lease, the Lease Security Agreement, the Headlease and the Indenture, and the Lessor agrees to execute and deliver promptly such of the foregoing financing statements or other documents as may require execution by the Lessor. The Lessee agrees to cause the timely execution, delivery and filing of continuation statements as to the financing statements theretofore filed so as to preserve the security interest in the Indenture Estate referred to in the next preceding sentence.

                                   ARTICLE XIX

                        Indenture Estate as Security for

                    Lessor's Obligations to Loan Participants

                  SECTION 19.01. In order to secure the indebtedness evidenced by the Loan Certificates, the Lessor provides in the Indenture, among other things, for the assignment (to the extent provided therein) by the Lessor to the Indenture Trustee of its right and interest to this Lease and for the creation of a Lien and security interest in favor of the Indenture Trustee for the benefit of the holders of the Loan Certificates in and to the Indenture Estate as described in the Granting Clauses of the Indenture. The Lessee hereby (a) consents to such assignment pursuant to the terms of the Indenture and acknowledges that all rights of the Lessor hereunder shall be exercised only by the Indenture Trustee pursuant to such assignment, subject, however, to Section
16.04 of the Indenture, (b) agrees to pay directly to the Indenture Trustee (or, after receipt of notice from the Indenture Trustee stating that the Indenture has been satisfied and discharged, to the Lessor) all amounts of Rent (other than Excepted Payments) due to the Lessor hereunder or under any other Operative Document that shall be required to be paid to the Indenture Trustee pursuant to the Indenture or any other Operative Document, (c) agrees that the right of the Indenture Trustee to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstances whatsoever, and (d) agrees that all notices and communications to the Lessor shall be copied to the Indenture Trustee. Any payment by the Lessee to the Indenture Trustee of any amount payable hereunder shall constitute payment of such amount for all purposes of this Lease. The Lessee further agrees that, so long as the Indenture remains in effect, if the Lessor fails to perform any of its covenants or obligations under this Lease (other than its obligations relating to the confidentiality under Sections 12.01 and 17.03(b)), the Indenture Trustee may, but is not required to, perform such covenant or obligation, with the same force and effect as if the covenant or obligation had been performed by the Lessor.

                                   ARTICLE XX

                                    Insurance

                  SECTION 20.01. Obligation to Insure. The Lessee shall maintain, with insurers of recognized reputation and responsibility, (i) property insurance in customary form with respect to loss of or damage to the Equipment (but not including insurance against earthquake damage for any Equipment (x) located in California or (y) located outside California if such insurance is not available on commercially reasonable terms and such Equipment has been installed, and the buildings in which it is located have been reinforced, in a manner comparable to the installation and reinforcement of Equipment in Lessee's facilities in California), in an amount not less than the Stipulated Loss Value of the Equipment, and (ii) public liability insurance in customary form of not less than $50 million per occurrence and in the aggregate. Notwithstanding the foregoing, the property and liability insurance maintained by the Lessee with respect to the Equipment shall be in amounts and cover risks no less favorable than the insurance maintained by the Lessee with respect to similar equipment owned or leased by the Lessee in the United States; provided that the liability insurance may provide for different levels of coverage for products made by different Production Units. The insurance policies carried in accordance with the terms of this Lease shall:

                  (a) name the Owner Trustee (in both its individual and trust capacities), the Owner Participant, Indenture Trustee and each Certificateholder, from time to time, of the Loan Certificates ("Additional Insureds") as additional insureds, as their respective interests may appear, but, in the case of liability insurance, only with respect to claims relating to the Equipment leased hereunder or to the transactions contemplated by the Operative Documents,

                  (b) provide that, so long as the Indenture is in effect, the proceeds, if any, except as provided below, shall be payable to Indenture Trustee under a standard lender's loss payable endorsement reasonably satisfactory to Indenture Trustee and thereafter to the Lessor as loss payees, as their respective interests may appear, in the case of property insurance, but only to the extent that such proceeds result from a claim relating to the Equipment leased hereunder or to the transactions contemplated by the Operative Documents,

                  (c) be primary with respect to, and without right of contribution from, other insurance policies held by the Additional Insureds with respect to the Equipment;

                  (d) waive any right of subrogation of the insurers to any right against the Additional Insureds for damages arising out of their interests in the

         Equipment or the transactions contemplated by the Operative Documents, and waive any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Lessor for damages arising out of their interests in the Equipment or the transactions contemplated by the Operative Documents or of the Lessee;

                  (e) provide that there is no recourse against any Additional Insureds for the payment of premiums, commissions, direct calls, assessments or advances; and provide that if such insurance is cancelled or terminated or if there is any decrease in the dollar amount of coverage purchased below the amount required by this Section 20.01, deletion of one or more of the material covered risks, material increase in the deductible amount (in excess of the deductible amounts otherwise permitted by this Section 20.01), or deletion of one or more of the Additional Insureds as an additional insured or loss payee for any reason whatsoever, or any change in any policy endorsement which are inconsistent with the requirements of this Article XX, the insurers will notify the Additional Insureds and the Lessee at least 30 days prior to the effective date of such change in coverage (except that, if the change in coverage is the result of a non-payment of premiums, the insurers will notify the Additional Insureds at least 10 days before the effective date of such change);

                  (f) include a cross-liability or severability of interest provision providing that inasmuch as the policies are written to cover more than one insured, all terms and conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured for public liability insurance; and

                  (g) without waiving the insurers' rights to cancel the policies (subject to paragraph (e), above), insure each additional insured party and loss payee (subject to the terms and conditions of the policy) regardless of any breach of violation of any warranty, declaration or condition contained in such policies by any other insured party or loss payee.

Notwithstanding the foregoing, the Lessee may self-insure (through deductibles or otherwise) against damage to the Equipment and third-party public liability in an amount per occurrence not greater than the higher of (1) two percent of the Tangible Net Worth of the Lessee and all subsidiaries consolidated with the Lessee under generally accepted accounting principles, and (2) $1 million.

                  SECTION 20.02. Certification of Insurance. Upon any renewal of the insurance required hereunder, the Lessee shall furnish to the Lessor, the Indenture Trustee and each Loan Participant, (i) certificates from authorized representatives of


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
the underwriters of the insurance policies maintained by the Lessee, containing details as to such insurance policies, and (ii) Officer's Certificates stating that the property and liability insurance coverage required to be maintained pursuant to this Article XX is in full force and effect. The Lessee shall deliver to the Lessor, Indenture Trustee and each Loan Participant promptly following request by any of them, copies of all applicable policies of insurance carried pursuant to this Article XX.

                  SECTION 20.03. Adjustment of Claims; Payment. Unless a Lease Event of Default shall have occurred and be continuing, the Lessee shall have the exclusive right to negotiate and adjust all claims against insurers for damage to or loss of the Equipment, or for third-party public liability with respect to the Equipment. Subject to Section 9.04 hereof, insurance proceeds of $7.5 million or less per occurrence shall be paid to the Lessee, or, if received by the Lessee may be retained by the Lessee. If the property insurance proceeds in respect of any Item or Items for any occurrence are in excess of $7.5 million, the excess of such proceeds over $7.5 million shall be paid to the Indenture Trustee (or, after the Indenture has terminated, the Lessor) and,

         (A) if the Lessee has elected to repair or replace such Item or Items the Indenture Trustee (or the Lessor, as the case may be) shall promptly pay such proceeds to the Lessee upon a written application signed by the Lessee to reimburse the Lessee for the costs of repairing, restoring or replacing the damaged Items,

         (B) if such proceeds were paid as a consequence of an Event of Loss and the Lessee has elected to comply with alternative (ii) of Section 9.01(b) hereof, the Indenture Trustee (or the Lessor, as the case may be) shall hold such proceeds in accordance with Section 9.11 of the Indenture pending application as provided in said alternative (ii), or

         (C) if such proceeds were paid as a consequence of an Event of Loss and the Lessee has elected to comply with alternative (i) of Section 9.01(b) hereof, the Indenture Trustee (or the Lessor, as the case may be) shall hold such proceeds in accordance with Section 9.11 of the Indenture, such proceeds shall be deemed to be cash collateral provided by the Lessee, and the Indenture Trustee shall pay such proceeds to the Lessee periodically upon application by the Lessee to reimburse the Lessee for the cost of Items replaced to date, with remainder being remitted to the Lessee upon the completion of the substitution of the affected Production Unit.

Any amounts held by the Lessor or Indenture Trustee (which amounts shall be held by the Lessor or Indenture Trustee, as the case may be, as security for the obligation of the Lessee to make repairs or replacements, as the case may be) and any proceeds or payments (and net earnings thereon) remaining after such repairs or replacements have been made shall be paid to the Lessee. Any amounts which are held by the Lessor or the Indenture Trustee, as the case may be, pending payment to the Lessee shall, until paid to the Lessee as provided herein or, as long as the Indenture is in effect, until applied as provided in the Indenture, be invested by the Lessor or the Indenture Trustee, as the case may be, in accordance with the provisions of Section 9.11 of the Indenture. Any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) shall be applied or reinvested in the same manner as the principal invested. Anything to the contrary in this Section 20.03 notwithstanding, if a Lease Event of Default or a Material Lease Default shall have occurred and for so long as such Lease Event of Default or a Material Lease Default shall be continuing, all property insurance proceeds relating to the Equipment shall be paid to and held by the Indenture Trustee (or the Lessor, as the case may be) as security for the obligations of the Lessee hereunder.

                  SECTION 20.04 Insurance Obtained by Additional Insureds; Lessee Reimbursement for Cost. (a) If the Lessee is in default of its obligation to maintain the insurance coverages specified in this Article XX, each of the Additional Insureds may, at its option, but shall not be required to, provide such insurance (but without duplication of any such insurance obtained by any other Additional Insured pursuant to this Article XX or by the Lessee). In such event, the Lessee shall, upon demand from time to time, reimburse such Additional Insured for the cost to such Additional Insured of insurance in the amount which the Lessee shall have failed to maintain and which such Additional Insured shall have obtained in accordance herewith, together with interest thereon at the Overdue Rate, from the date of payment of such cost by the Additional Insured to but excluding the date of receipt of such reimbursement; provided, however, that the Lessee shall have no obligation to reimburse any Additional Insured for the cost of any insurance provided under the preceding sentence unless (i) if the Lessee's default in maintaining insurance is a failure of the policy to conform to the requirements in clauses (a) through (g) of Section 20.01, the Additional Insured gives the Lessee at least 15 days' notice of the default and its intention to acquire insurance, and (ii) the Additional Insured obtains the insurance from a party unrelated to it.

                  (b) Nothing in this Article XX shall prohibit the Lessor, the Owner Participant, the Indenture Trustee or any Certificateholder from obtaining insurance for its own account and any proceeds payable thereunder shall be as provided in the insurance policy relating thereto; provided, that no such insurance may be obtained that would limit or otherwise adversely affect the coverage of any insurance to be obtained or maintained by the Lessee pursuant to this Article XX, it being understood that all salvage rights to the Items in the event of an Event of Loss affecting the Production Unit containing such Items shall remain with the Lessee or its insurers at all times.

                                   ARTICLE XXI

                        Owner Trustee; Owner Participant

                  SECTION 21.01. Successor Trustee; Co-trustee. In the case of the appointment of any successor trustee pursuant to the terms of the Trust Agreement, such successor trustee shall succeed to all the rights, duties, powers, and obligations of the Lessor hereunder and under the other Operative Documents and shall be deemed to be the Lessor and the legal owner of the Equipment for all purposes hereof and each reference herein and in the Operative Documents to the "Lessor" shall mean any such successor trustee. The Lessor or any successor trustee from time to time serving as the Lessor hereunder may from time to time appoint one or more co-trustees or separate trustees pursuant to the terms of the Trust Agreement to exercise or hold any of or all the rights, powers and title of the Lessor hereunder. No such appointment of any successor trustee, co-trustee or separate trustee shall require any consent or approval by the Lessee or shall in any way alter the terms of this Lease or the obligations of the Lessee or the Lessor hereunder. The appointment of one successor trustee, co-trustee or separate trustee shall not exhaust the right to appoint further successor trustees, co-trustees and separate trustees pursuant to the Trust Agreement, but such right may be exercised repeatedly so long as this Lease may be in effect.

                  SECTION 21.02. Liabilities of Owner Participant. The Owner Participant shall not have any obligation or duty to the Lessee with respect to the transactions contemplated hereby except as specifically provided in the Operative Documents. Without limiting the generality of the foregoing, under no circumstances whatsoever shall the Owner Participant as such be liable to the Lessee for any action or inaction on the part of the Lessor in connection with the Operative Documents, the beneficial ownership of the Equipment, the administration of the Trust Estate or otherwise, whether or not such action or inaction shall be caused by the wilful misconduct or gross negligence of the Lessor unless the Owner Participant shall have specifically directed the Lessor to take such action and such direction shall constitute wilful misconduct or gross negligence by the Owner Participant other than in reliance on the wilful misconduct or gross negligence of the Lessor.

                  SECTION 21.03. Owner Trustee Not Acting in Individual Capacity. The Lessee acknowledges that Fleet National Bank is entering into this Lease solely as the Owner Trustee and not, except as expressly provided herein or with respect to Lessor Liens attributable to it, in its individual capacity, and in no case whatsoever shall it (or any entity acting as successor Owner Trustee under the Trust Agreement) be personally liable for any loss in respect of any of the statements, representations, warranties, agreements or obligations of the Owner Trustee hereunder, except that the Owner Trustee shall be liable, in its individual capacity, (a) for its own wilful misconduct or gross negligence; (b) in the case of the inaccuracy of any of its representations or warranties or the failure to perform any covenant of the Owner Trustee in its individual capacity contained in or referred to in Section 4.05 of the Participation Agreement or in
Section 4.01 hereof; and (c) for the failure to use the degree of care and skill set forth in Section 6.01 of the Trust Agreement in the receipt and disbursement of moneys actually received by it under the Operative Documents.

                                  ARTICLE XXII

                                  Miscellaneous

                  SECTION 22.01. Documentary Conventions. This Agreement shall be governed by the Documentary Conventions.

                  SECTION 22.02. Revision of Lease Supplement. If this Lease has terminated with respect to some but not all of the Items as a result of (i) the termination of a Production Unit or any Item in accordance with Article VII, or
(ii) an Event of Loss to any Production Unit with respect to which the Lessee elected the alternative described in Section 9.01(b)(ii), then the Lease Supplement shall automatically be revised as follows:

                  Each installment of Basic Rent and Renewal Rent (if any), the EBO Price, the Initial Portion of the EBO Price, the Termination Value as of any Termination Value Date, and the Stipulated Loss Value as of any Stipulated Loss Value Date shall each be reduced to the amount determined by multiplying (i) the percentage for each such amount set forth in the applicable schedule to the Lease Supplement opposite the relevant date by (ii) the aggregate Lessor's Cost for all Items remaining subject to this Lease and the Lease Supplement.

                  The Lessor and the Lessee agree to amend the Lease Supplement to reflect the revisions as soon as necessary or practical. The revisions shall take effect immediately, whether or not the Lease Supplement has been amended.

                 IN WITNESS WHEREOF, the parties hereto have each caused this Lease Agreement to be duly executed as of the date first above written.

                                    FLEET NATIONAL BANK

                                    not in its individual capacity but solely as Owner Trustee,
                                      Lessor,

                                    By:  /s/  K Larimore
                                    --------------------------------------------
                                       Name: Kathy A. Larimore
                                       Title: Assistant Vice President

                                    RAYCHEM CORPORATION,
                                      Lessee,

                                    By:  /s/  Lars Larsen
                                    --------------------------------------------
                                       Name:  Lars Larsen
                                       Title:  Vice President and Treasurer

                  Receipt of this original counterpart of the foregoing Lease Agreement is hereby acknowledged on this 11 day of April, 1996.(1)

                                    FIRST SECURITY BANK OF UTAH,
                                    NATIONAL ASSOCIATION
                                    Indenture Trustee,

                                    By: /s/  Nancy M Dahl
                                    --------------------------------------------
                                       Name: Nancy M. Dahl
                                       Title:  Assistant Vice President


(1) This language is to be in the original counterpart only.





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